                                                                     EXHIBIT 2.1


                            STOCK PURCHASE AGREEMENT



                                  BY AND AMONG


                       UNIVERSAL HOSPITAL SERVICES, INC.

                                      AND

                              THE SHAREHOLDERS OF
                       PATIENT'S CHOICE HEALTHCARE, INC.
                                  NAMED HEREIN



                                 AUGUST 7, 1998

                            STOCK PURCHASE AGREEMENT



          STOCK PURCHASE AGREEMENT dated August 7, 1998, between Universal Hospital Services, Inc., a Minnesota corporation ("UHS") and the shareholders of Patient's Choice Healthcare, Inc., an Ohio corporation ("PCH"), listed on
Schedule 3.3 hereto (each a "Shareholder" and together the "Shareholders").

                                    RECITALS

          The Shareholders are the owners of all the issued and outstanding shares of capital stock (the "Shares") of PCH.

          UHS desires to buy all of the Shares from the Shareholders, and the Shareholders desire to sell all of the Shares to UHS, in accordance with and subject to the terms and provisions herein set forth.

          NOW, THEREFORE, in consideration of the representations, warranties and covenants contained herein, the parties agree as follows:


                                   ARTICLE 1

                        PURCHASE AND SALE OF THE SHARES

          On and subject to the terms and conditions set forth in this Agreement, the Shareholders hereby agree to sell, assign and transfer the Shares to UHS, and UHS hereby agrees to purchase and acquire the Shares from the
Shareholders (the "Acquisition").   At the closing provided for in this Article
1, the Shareholders shall sell, assign, transfer and deliver to UHS good and valid title to the Shares, free and clear of any liens, claims, charges, security interests, options or other legal or equitable encumbrances.

          1.1. Purchase Price. The total purchase price (the "Purchase Price") to be paid by UHS to the Shareholders for the Shares shall be $14,600,000, less
(a) Debt (as hereinafter defined), (b) legal fees and expenses, investment banking fees and expenses and accounting fees and expenses incurred by PCH in connection with the sale by the Shareholders of the Shares and (c) any costs incurred by PCH in connection with the JLN Termination (as defined in Section 5.13). For purposes of this Agreement, the term "Debt" shall include all indebtedness for borrowed money, capitalized lease obligations, remaining obligations under the Installment Sales Contract between Abbott Laboratories and PCH, capitalized interest expense, accounts payable in excess of the greater of industry trade terms or 60 days, any prepayment penalty with respect to any of the foregoing and any negative cash balance as of the Closing Date, each as reflected on the Closing Statement of Debt (as defined in Section 5.8).

          1.2. Escrow. UHS Shall deliver $1,314,000 of the Purchase Price (the "Escrowed Amount") to an escrow agent (the "Escrow Agent") selected by the Shareholders with the consent of UHS, to fund the indemnification obligations described in Section 5.11 on the Closing Date (as defined in Section 1.4). Such funds shall be held in an account by the Escrow Agent pursuant to an escrow agreement substantially in the form attached hereto as Exhibit A, among UHS, the Shareholders and the Escrow Agent, to be executed on and dated as of the Closing Date (as defined in Section 1.4).

          1.3. Payment of Purchase Price. The Purchase Price shall be paid by UHS to the Shareholders on the Closing Date (as defined in Section 1.4) by wire transfer of immediately available funds to the account specified by the Shareholders in Schedule 1.3, provided, however, that the Escrowed Amount shall be delivered to the Escrow Agent.

          1.4. Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at such place or places as the parties shall mutually agree, on August 17, 1998 or on such date thereafter as the parties hereto shall agree following the satisfaction of the conditions set
forth in Article 6 (the "Closing Date").   The Closing will be effective as of
the close of business on the Closing Date.

          1.5. Deliveries by the Shareholders at Closing. At the Closing, the Shareholders shall deliver to UHS (a) stock certificates representing the Shares, duly endorsed for transfer or accompanied by duly executed stock powers endorsed in blank with requisite stock transfer tax stamps, if any, attached,
(b) the documents contemplated by Section 6.3(b) and (c) all other documents, instruments and writings required by this Agreement to be delivered by the Shareholders at the Closing.

          1.6. Deliveries by UHS at Closing. At the Closing, UHS (a) shall pay to the Shareholders the Purchase Price as provided in Section 1.3, (b) shall deliver to the Shareholders (i) the documents contemplated by Section 6.2(b) and
(ii) all other documents, instruments and writings required by this Agreement to be delivered by UHS at the Closing and (e) shall deliver the Escrowed Amount directly to the Escrow Agent pursuant to Section 1.2.


                                   ARTICLE 2

                     REPRESENTATIONS AND WARRANTIES OF UHS

          UHS hereby represents and warrants to the Shareholders as follows:

          2.1. Organization and Qualification. UHS is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, and has the requisite corporate power to carry on its business as now conducted.

          2.2. Authority Relative to this Agreement; Non-Contravention. UHS has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by UHS and the

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consummation by UHS of the transactions contemplated hereby have been duly authorized by the Board of Directors of UHS, and no other corporate proceedings on the part of UHS are necessary to authorize this Agreement and such transactions. This Agreement has been duly executed and delivered by UHS and constitutes a valid and binding obligation of UHS, enforceable in accordance with its terms. UHS is not subject to, or obligated under, any provision of (a) its Charter (as defined herein) or Bylaws, (b) any agreement, arrangement or understanding, (c) any license, franchise or permit or (d) any law, regulation, order, judgment or decree, which would be breached or violated, or in respect of which a right of termination or acceleration or any encumbrance on any of its assets would be created, by its execution, delivery and performance of this Agreement and the consummation by it of the transactions contemplated hereby, other than any such breaches or violations which will not, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of UHS, or the consummation of the transactions contemplated hereby. No authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of UHS for the consummation by it of the transactions contemplated by this Agreement. As used in this Agreement, the term "Charter" with respect to any corporation shall mean those instruments that at that time constitute its charter as filed or recorded under the general corporation or other applicable law of the jurisdiction of incorporation or association, including the articles or certificate of incorporation or association, any amendments thereto and any articles or certificates of merger or consolidation.


                                   ARTICLE 3

               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

          Each of the Shareholders hereby represents and warrants to UHS as follows:

          3.1. Organization and Qualification.   PCH is a corporation duly
organized, validly existing and in good standing under the laws of the State of Ohio, and has the requisite corporate power to carry on its business as now conducted. A copy of the Charter of PCH which has been provided to UHS prior to the date of this Agreement is correct and complete and reflects all amendments
made thereto through the date hereof.   PCH is licensed or qualified to do
business in every jurisdiction in which the nature of its business or its ownership of property requires it to be licensed or qualified, except where the failure to be so licensed or qualified would not have or would not reasonably be expected to have a Material Adverse Effect (as hereinafter defined). As used in this Agreement, the term "Material Adverse Effect" shall mean any effect that is
(a) material and adverse to the condition (financial or otherwise), business, performance, prospects, operations or asset of PCH or (b) would materially impair the ability of PCH or the Shareholders to perform their respective obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the transactions contemplated hereby.

          3.2. Authority Relative to this Agreement; Non-Contravention.

     (a) Each of the Shareholders has the requisite power and authority to enter into this Agreement and to carry out such Shareholder's obligations hereunder. This Agreement has been duly authorized, executed and delivered by each of the Shareholders and constitutes a valid and binding obligation of each of the Shareholders, enforceable in accordance with its terms. None of PCH or the Shareholders is subject to, or obligated under, any provision of (i) in the case of PCH, its Charter, or in the case of a Shareholder that is a trust, its applicable trust agreement, (ii) any agreement, arrangement or understanding,
(iii) any license, franchise or permit or (iv) any law, regulation, order, judgment or decree, which would be breached or violated, or in respect of which a right of termination or acceleration or any encumbrance on any of the assets of PCH or the Shares would be created, by the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby. No authorization, consent or approval of or filing with any public body, court or authority is necessary on the part of PCH or the Shareholders for the consummation by the Shareholders of the transactions contemplated by this Agreement.

     (b) Each of the Shareholders that is a trust is duly authorized by its applicable trust agreement to execute and deliver this Agreement and perform its obligations hereunder. Each of the Shareholders that is a trust is an "electing small business trust" as such term is defined in (S)1361 of the Internal Revenue Code of 1986, as amended (the "Code").

          3.3. Capitalization; Ownership of Shares. The authorized capital stock of PCH consists of 500 shares of common stock, $1.00 par value (the "PCH Common Stock"). The issued and outstanding shares of PCH Common Stock consists solely of the 500 Shares. Each of the Shareholders represents and warrants that such Shareholder owns the Shares reflected as owned by him on Schedule 3.3, free and clear of any lien, pledge, security interest, encumbrance or charge of any kind, and on the Closing Date, the delivery by such Shareholder of stock certificates representing the Shares owned by him in a manner set forth in
Section 1.5 will transfer good and valid title to such Shares to UHS, free and clear of any lien, pledge, security interest, encumbrance or charge of any kind. The issued and outstanding shares of PCH Common Stock are duly authorized, validly issued, fully paid and nonassessable and have not been issued in
violation of any preemptive rights.   There are no options, warrants, conversion
privileges or other rights, agreements, arrangements or commitments obligating PCH or the Shareholders to issue, sell, purchase or redeem any shares of PCH's capital stock or securities or obligations of any kind convertible into or exchangeable for any shares of, nor are there any stock appreciation, phantom or similar rights outstanding based upon the book value or any other attribute of any of the capital stock of PCH or the earnings or other attributes of PCH.

          3.4. Financial Statements.

          (a) The Shareholders have furnished UHS with copies of (i) the unaudited balance sheet of PCH as of June 30, 1998 (the "Latest Balance Sheet") and the unaudited statements of income of PCH for the five-month period then ended (such statements and the Latest Balance Sheet herein referred to the "Latest Financial Statements") and (ii) the audited balance sheets for the past two fiscal years and the related statements of income, shareholders'

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equity and cash flows for the last fiscal year (the "Audited Financial
Statements"). The Latest Financial Statements and the Audited Financial Statements (i) are based upon the information contained in the books and records of PCH, (ii) fairly present the financial condition of PCH as of the dates thereof and results of operations, changes in shareholders' equity and cash flows for the periods referred to therein and (iii) were prepared in accordance with generally accepted accounting principals applied on a consistent basis, except that, in the case of the Latest Financial Statements, such financial statements are subject to customary year-end accruals and do not contain footnotes.

          3.5. No Subsidiaries. PCH does not own any stock, partnership interest, joint venture interest or any other security issued by any other corporation, organization or entity.

          3.6. Absence of Undisclosed Liabilities. All of the obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, and regardless of when asserted, including Taxes (as defined in Section 3.12)) with respect to or based upon transactions or events heretofore occurring ("Liabilities"), required to be reflected on the Latest Balance Sheet in accordance with generally accepted accounting principles have been so reflected. PCH has no Liabilities except (a) as reflected on the Latest Balance Sheet, (b) Liabilities which have arisen after the date of the Latest Balance Sheet in the ordinary course of business, none of which is a material uninsured liability, and (c) as otherwise disclosed on Schedule 3.6.

          3.7. No Material Adverse Changes. Except as set forth on Schedule 3.7, since the date of the Latest Balance Sheet, there has been no event, occurrence or development in the business of PCH that, taken together with other events, occurrences and developments with respect to such business, has had, or would reasonably be expected to have, a Material Adverse Effect.

          3.8. Absence of Certain Developments. Except as set forth in the Latest Financial Statements or on Schedule 3.8, or as otherwise expressly provided herein, since December 31, 1997, PCH has not:

          (a) borrowed any amount or incurred or become subject to any liability in excess of $25,000 in the aggregate, except (i) current liabilities incurred in the ordinary course of business and (ii) liabilities under contracts entered into in the ordinary course of business;

          (b) mortgaged, pledged or subjected to any lien, charge or any other encumbrance, any of its assets, except (i) liens for current property taxes not yet due and payable, (ii) temporary liens imposed by law for goods purchased by PCH and not yet paid for not exceeding $50,000 in the aggregate and (iii) liens incurred in the ordinary course of business not exceeding $25,000 in the aggregate;

          (c) discharged or satisfied any lien or encumbrance or paid any liability, in each case with a value in excess of $100,000, other than current liabilities paid in the ordinary course of business;

          (d) sold, assigned or transferred (including, without limitation, transfers to any employees, affiliates or shareholders) any tangible assets, or canceled any debts or claims, in each case, except in the ordinary course of business;

          (e) sold, assigned or transferred (including, without limitation, transfers to any employees, affiliates or shareholders) any patents, trademarks, trade names, copyrights, trade secrets or other intangible assets;

          (f) disclosed, to any person other than UHS and authorized representatives of UHS, any proprietary confidential information, other than pursuant to a confidentiality agreement prohibiting the use or further disclosure of such information, which agreement is set forth on Schedule 3.8 and is in full force and effect on the date hereof;

          (g) waived any rights of material value or suffered any extraordinary losses or adverse changes in collection loss experience, whether or not in the ordinary course of business or consistent with past practice;

          (h) declared or paid any dividends or other distributions with respect to any shares of PCH's capital stock or redeemed or purchased, directly or indirectly, any shares of PCH's capital stock or any options, except dividends paid to the Shareholders equal in amount to the Shareholders' tax liabilities as a result of the ownership of the Shares and disclosed in Schedule 3.8;

          (i) issued, sold or transferred any of its equity securities, securities convertible into or exchangeable for its equity securities or warrants, options or other rights to acquire its equity securities, or any bonds or debt securities;

          (j) taken any other action or entered into any other transaction other than in the ordinary course of business and in accordance with past custom and practice, or entered into any transaction with any employee, officer, director, affiliate or shareholder, other than employment arrangements otherwise disclosed in this Agreement and the Schedules hereto, or the transactions contemplated by this Agreement;

          (k) suffered any material theft, damage, destruction or loss of or to any property or properties owned or used by it, whether or not covered by insurance;

          (l) made or granted any bonus or any wage, salary or compensation increase to any director, officer, employee or consultant or made or granted any increase in any employee benefit plan or arrangement, or amended or terminated any existing employee benefit plan or arrangement, or adopted any new employee benefit plan or arrangement or made any commitment or incurred any liability to any labor organization, except as permitted by Section 4.1(c);

          (m) made any single capital expenditure or commitment therefor in other than in the ordinary course of business consistent with past practice;

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

          (n) made any loans or advances to, or guarantees for the benefit of, any persons;

          (o) made charitable contributions or pledges which in the aggregate exceed $1,000;

          (p) made any change in accounting principles or practices from those utilized in the preparation of the Latest Financial Statements or the Audited Financial Statements; or

          (q) agreed to do any of the foregoing.

          3.9. Rental Equipment; Inventory.

          (a) Schedule 3.9(a) contains a materially complete and accurate summary of PCH's equipment pool as of August 4, 1998 (the "Equipment"). Except as otherwise indicated on Schedule 3.9(a), the Equipment: (i) is of a quality and quantity usable, rentable or salable, as applicable, at PCH's normal profit levels, in each case, in the ordinary course of PCH's business; (ii) is not slow-moving as determined in accordance with past practices, obsolete or damaged; and (iii) is merchantable and fit for its particular use. PCH has on hand or has ordered and expects timely delivery of such quantities of Equipment as are reasonably required timely to fill current orders on hand which require delivery within 60 days and to maintain customer rentals at PCH's normal level of operations. PCH owns, or leases under valid leases, all equipment necessary for the conduct of its business as currently being conducted. All Equipment reflected on the Latest Balance Sheet is in the possession or under the control of PCH, except for Equipment which is (i) currently being rented or held by a customer pursuant to a valid agreement with the customer or (ii) in transit with a common carrier for delivery to or from a customer.

          (b) Schedule 3.9(b) contains a materially complete and accurate summary of PCH's inventory as of August 4, 1998 (the "Inventory"). Except as otherwise indicated on Schedule 3.9(b), the Inventory: (i) is of a quality and quantity usable and salable at PCH's normal profit levels, in each case, in the ordinary course of PCH's business; (ii) is not slow-moving as determined in accordance with past practices, obsolete or damaged; and (iii) is merchantable and fit for its particular use. PCH has on hand or has ordered and expects timely delivery of such quantities of inventory as are reasonably required timely to fill current orders on hand which require delivery within 60 days and to maintain shipment of products at its normal level of operations. As of the date of the Latest Balance Sheet, the values at which inventory of PCH is carried on the Latest Balance Sheet are in accordance with generally accepted accounting principles.

          3.10. Accounts Receivable. The accounts receivable reflected on the Latest Balance Sheet are valid receivables, are not subject to valid counterclaims or setoffs and are collectible in accordance with their terms, except to the extent of the bad debt reserve reflected on the Latest Balance Sheet or as otherwise described on Schedule 3.10.

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

          3.11.     Properties.

          (a) PCH does not own any real property. The real property demised by the leases (the "Leases") described in Schedule 3.11 constitutes all of the real property used or occupied by PCH (the "Real Property"). The Real Property has access, sufficient for the conduct of PCH's business as now conducted or as presently proposed to be conducted, to public roads and to all utilities, including electricity, sanitary and storm sewer, potable water, natural gas, as applicable, and such other utilities as are required to be used in the operation of the business of PCH at that location.

          (b) The Leases are in full force and effect, and PCH holds a valid and existing leasehold interest under each of the Leases for the term set forth in
Schedule 3.11. PCH has delivered to UHS complete and accurate copies of each of the written Leases, and none of the written Leases has been modified in any respect, except to the extent that such modifications are disclosed by the copies delivered to UHS. None of the oral Leases has been modified in any respect, except to the extent that such modifications are disclosed on Schedule
3.11. PCH is not in default and no circumstances exist which, if unremedied, would, either with or without notice or the passage of time or both, result in such default under any of the Leases; nor, to the best knowledge of PCH, is any other party to any of the Leases in default.

          (c) PCH owns good and marketable title to each of the tangible properties and tangible assets reflected on the Latest Balance Sheet or acquired since the date thereof, free and clear of all liens and encumbrances, except for
(i) liens for current taxes not yet due and payable, (ii) liens set forth on
Schedule 3.11, (iii) the properties subject to the Leases, (iv) assets disposed of since the date of the Latest Balance Sheet in the ordinary course of business, (v) liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers and materialmen, (vi) temporary liens imposed by law for goods purchased by PCH and not yet paid for not exceeding $50,000 in the aggregate and (vii) liens in respect of pledges or deposits under workers' compensation laws.

          (d) All of the buildings, machinery, equipment and other tangible assets necessary for the conduct of PCH's business are in good condition and repair, ordinary wear and tear excepted, and are usable in the ordinary course of business. There are no defects in such assets or other conditions relating thereto which, in the aggregate, materially adversely affect the operation or value of such assets. PCH owns, or leases under valid leases, all buildings, machinery, equipment and other tangible assets necessary for the conduct of its business.

          (e) To the Shareholders knowledge, PCH is not in violation of any applicable zoning ordinance or other law, regulation or requirement relating to the operation of any properties used in the operation of its business; and none of PCH or the Shareholders have received any notice of any such violation, or of the existence of any condemnation proceeding with respect to any properties owned or leased by PCH.

          (f) None of PCH or the Shareholders has knowledge of improvements made or contemplated to be made by any public or private authority, the costs of which are to be

                                      -8-
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assessed as special taxes or charges against any of the Real Property, and there are no present assessments.

          3.12.     Tax Matters.

          (a) PCH has had a valid election to be treated as an S corporation under Section 1362 of the Code, in effect for all taxable years, such election has not been revoked or otherwise terminated and no event has occurred which with a lapse of time would cause such election to be revoked or otherwise terminated. Except as disclosed in Schedule 3.17 with respect to employee benefit plans, PCH never has been a member of any affiliated, combined or unitary group for purposes of any Taxes (as hereinafter defined).

          (b) Except as set forth on Schedule 3.12, PCH has: (i) timely filed (or has had timely filed on its behalf) all returns, declarations, reports, estimates, information returns, schedules and statements ("Returns") required to be filed or sent by it in respect of any Taxes or required to be filed or sent by it by any taxing authority having jurisdiction; (ii) timely and properly paid (or has had paid on its behalf) all Taxes shown to be due and payable on such Returns; (iii) established on its Latest Balance Sheet, in accordance with generally accepted accounting principles, reserves that are adequate for the payment of any Taxes not yet due and payable; and (iv) complied with all applicable laws, rules and regulations relating to the withholding of Taxes and the payment thereof. All Returns filed by or on behalf of PCH are correct and
complete.   PCH has not requested any extension of time within which to file any
Return, which Return has not since been filed. There are no liens for Taxes upon any assets of PCH, except liens for Taxes not yet due.

          (c) PCH has provided to UHS true and complete copies of all Returns filed by or on behalf of PCH for all periods ending on or after December 31, 1993.

          (d) Except as set forth on Schedule 3.12: (i) no deficiency for any Taxes has been proposed, asserted or assessed against PCH that has not been resolved and paid in full; (ii) no waiver, extension or comparable consent given by PCH regarding the application of the statute of limitations with respect to any Taxes or Returns is outstanding, nor is any request for any such waiver or consent pending; (iii) there has been no Tax audit or other administrative proceeding or court proceeding with regard to any Taxes or Returns, nor is any such Tax audit or other proceeding pending, nor is any such Tax audit or other proceeding threatened with regard to any Taxes or Returns; and (iv) no assessment of any additional Taxes of PCH is expected by PCH and PCH is not aware of any unresolved questions, claims or disputes concerning the liability for Taxes of PCH which would exceed the estimated reserves established on its books and records.

          (e) PCH is not a party to any tax sharing agreement, contract or arrangement that would cause PCH to be obligated to pay any Tax obligation of any other person, except as contemplated in Section 4.1(b)(iv). PCH is not a party to any agreement, contract or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code and the consummation of the transactions contemplated by this Agreement will not be a factor causing payments to be made by

                                      -9-
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PCH that are not deductible (in whole or in part) under Section 280G of the
Code. No property of PCH is being treated by PCH as being owned by another person under the provisions of Section 168(f)(8) of the Code (as in effect prior to amendment by the Tax Reform Act of 1986) or is being treated by PCH as "tax-exempt use property" within the meaning of Section 168(h) of the Code. PCH has not engaged in any transaction that would result in a deemed election under
Section 338(e) of the Code and will not engage in any such transaction within any applicable "consistency period" (as such term is defined in Section 338 of the Code). PCH has not filed any consent under Section 341(f) of the Code. PCH is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

          (f) For purposes of this Agreement, the term "Taxes" means all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, social security, unemployment, excise, estimated, severance, stamp, occupation, property (real or personal) or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, including, without limitation, all interest and penalties thereon and additions to tax or additional amounts imposed by any taxing authority, domestic or foreign, upon PCH.

          3.13.     Contracts and Commitments.

          (a) Except as set forth on Schedule 3.13, PCH: (i) is not a party to any collective bargaining agreement or contract with any labor union; (ii) is not a party to any written or oral contract for the employment of any officer, individual employee or other person on a full-time or consulting basis, or relating to severance pay for any such person; (iii) is not a party to any (A) written or oral agreement or understanding to repurchase assets previously sold (or to indemnify or otherwise compensate the purchaser in respect of such assets) or (B) agreement for the sale of any capital asset; (iv) is not a party to any (A) contract or group of related contracts with the same party for the purchase, sale, rental or lease of products, equipment or services, under which the undelivered balance of such products, equipment or services under such contract has a price in excess of $5,000 for any individual contract or $15,000 for any group of related contracts in the aggregate, (B) other contract or group of related contracts with the same party continuing over a period of more than six months from the date or dates thereof, which is not entered into in the ordinary course of business and is either not terminable by it on 30 days' or less notice without penalty or involves more than $5,000 for any individual contract or $15,000 in the aggregate for any group of related contracts or (C) other agreement material to the business of PCH which is not entered into in the ordinary course of business; (v) does not have any commitments for capital expenditures in excess of $5,000; (vi) is not a party to any confidentiality agreement or any agreement which prohibits PCH from freely engaging in business anywhere in the world; (vii) is not a party to any agreement or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a lien on any of the assets of PCH; (viii) has not guaranteed any obligation for borrowed money or otherwise; and (ix) is not a party to any license agreement or agreement providing for the payment or receipt of royalties or other compensation by PCH in connection with the intellectual property rights listed on Schedule 3.22.

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          (b) Except as disclosed on Schedule 3.13: (i) PCH has performed all obligations required to be performed by it prior to the date hereof in connection with the contracts or commitments set forth on Schedule 3.13, and PCH is not in receipt of any claim of default under any contract or commitment set forth on Schedule 3.13, except for any failures to perform, breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect; (ii) PCH has no present expectation or intention of not fully performing any material obligation pursuant to any contract or commitment set forth on
Schedule 3.13; and (iii) to the best knowledge of PCH and the Shareholders, there has been no cancellation, breach or anticipated breach by any other party to any contract or commitment set forth on Schedule 3.13, except for any cancellation, breach or anticipated breach which would not, individually or in the aggregate, have a Material Adverse Effect.

          (c) Prior to the date of this Agreement, UHS has been supplied with a true and correct copy of each written contract or commitment, and a written description of each oral contract or commitment, set forth on Schedule 3.13, together with all amendments, waivers or other changes thereto.

          3.14.     Litigation; Product Liabilities.  Except as set forth on
Schedule 3.14, there are no actions, suits, proceedings, orders or investigations, including, without limitation, product liability claims arising out of or in connection with the rental, lease or sale of Equipment or Inventory, pending or threatened against PCH, at law or in equity or before or by any federal, state or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, whether known, unknown, determinable, undeterminable, liquidated, unliquidated or otherwise. None of the matters set forth on Schedule 3.14, individually or in the aggregate, will have or could reasonably be expected to have a Material Adverse Effect.

          3.15.     No Brokers or Finders.   Other than the fees and expenses
payable to Bengur Bryan & Co. Inc., which fees and expenses shall be paid by the Shareholders, there are no claims for brokerage commissions, finders' fees, investment advisory fees or similar compensation in connection with the transactions contemplated by this Agreement, based on any arrangement, understanding, commitment or agreement made by or on behalf of the Shareholders or PCH, obligating PCH or UHS to pay such claim.

          3.16. Employees. Except as set forth on Schedule 3.16, no officers or employees of PCH have announced their resignation, and, to the best knowledge of PCH and the Shareholders, no such resignations are anticipated. Except as set forth on Schedule 3.16, PCH has complied with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining, nondiscrimination and the payment of social security and other taxes, except where the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect.

          3.17.     Employee Benefit Plans.

          (a) Definitions. For the purpose of this Section 3.17, "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the term "plan" means every plan, fund, contract, program and arrangement (whether written or not) which is maintained or contributed to by PCH for the benefit of present or former employees of PCH, including those intended to provide: (i) medical, surgical, health care, hospitalization, dental, vision, workers' compensation, life insurance, death, disability, legal services, severance, sickness or accident benefits (whether or not defined in Section 3(1) of ERISA);
(ii) pension, profit sharing, stock bonus, retirement, supplemental retirement or deferred compensation benefits (whether or not tax qualified and whether or not defined in Section 3(2) of ERISA); (iii) bonus, incentive compensation, stock option, stock appreciation right, phantom stock or stock purchase benefits; or (iv) salary continuation, unemployment, supplemental unemployment, termination pay, vacation or holiday benefits (whether or not defined in Section 3(3) of ERISA).

          The term "plan" shall also include every such plan, fund, contract, program and arrangement: (v) which PCH has committed to implement, establish, adopt or contribute to in the future; (vi) for which PCH is or may be financially liable (notwithstanding that the plan is not maintained by PCH for the benefit of its employees or former employees); (vii) which is in the process of terminating (but such term does not include any arrangement that has been terminated and completely wound up prior to the date of this Agreement such that PCH has no present or potential liability with respect to such arrangement); or
(viii) for or with respect to which PCH is or may become liable under any common law successor doctrine, express successor liability provisions of law, provisions of a collective bargaining agreement, labor or employment law or agreement with a predecessor employer.

          (b) Disclosure of Plans and Other Information. Schedule 3.17 sets forth all plans by name and brief description identifying: (i) the type of plan;
(ii) the funding arrangements for the plan; (iii) the sponsorship of the plan; and (iv) the participating employers in the plan. Schedule 3.17 also sets forth the identity of each corporation, trade or business (separately for each category below that applies): (v) which is (or was during the preceding five years) under common control with PCH within the meaning of Section 414(b) or (c) of the Code; (vi) which is (or was during the preceding five years) in an affiliated service group with PCH within the meaning of Section 414(m) of the Code; (vii) which is (or was during the preceding five years) the legal employer of persons providing services to PCH as leased employees within the meaning of
Section 414(n) of the Code; and (viii) with respect to which PCH is a successor employer for purposes of group health or other welfare plan continuation rights (including Section 601 et. seq. of ERISA) or the Family and Medical Leave Act.

          PCH has furnished UHS with true and complete copies of: (i) the most recent determination letter, if any, received by PCH from the Internal Revenue Service regarding each plan; (ii) the most recent financial statements and annual report or return, if any, for each plan; (iii) the most recent actuarial valuation reports, if any, for each plan; and (iv) all documents, trust agreements, insurance contracts, service agreements and all related contracts and documents (including any employee summaries and material employee communications) with respect to each plan.

          Schedule 3.17 identifies each employee of PCH who is: (i) absent from active employment due to short or long term disability; (ii) absent from active employment on a leave pursuant to the Family and Medical Leave Act or a comparable state law; (iii) absent from active employment on any other leave or approved absence; (iv) absent from active employment due to military service (under conditions that give the employee rights to reemployment); or (v) not an "at will" employee.

          With respect to continuation rights arising under federal or state law as applied to plans that are group health plans (as defined in Section 601 et. seq. of ERISA), Schedule 3.17 identifies: (i) each employee, former employee or qualifying beneficiary who has elected continuation and (ii) each employee, former employee or qualifying beneficiary who has not elected continuation coverage but is still within the period in which such election may be made.

          (c) Compliance With Law. Except as disclosed on Schedule 3.17: (i) all plans intended to be tax qualified under Section 401(a) or Section 403(a) of the Code are so qualified; (ii) all trusts established in connection with plans which are intended to be tax exempt under Section 501(a) or (c) of the Code are so tax exempt; (iii) to the extent required either as a matter of law or to obtain the intended tax treatment and tax benefits, all plans comply in all material respects with the requirements of ERISA and the Code; (iv) all plans have been administered in all material respects in accordance with the documents and instruments governing the plans; (v) all reports and filings with governmental agencies (including but not limited to the Department of Labor, Internal Revenue Service, Pension Benefit Guaranty Corporation and the Securities and Exchange Commission) required in connection with each plan have been timely made; (vi) all material disclosures and notices required by law or plan provisions to be given to participants and beneficiaries in connection with each plan have been properly and timely made; and (vii) PCH has made a good faith effort to comply with the reporting and taxation requirements for FICA taxes with respect to any deferred compensation arrangements under Section 3121(v) of the Code. For purposes of this Section 3.17(c), any failure to comply with the requirements of ERISA or the Code resulting in a fine or penalty shall be deemed to be "material."

          (d) Funding. Except as disclosed on Schedule 3.17: (i) all contributions, premium payments and other payments required to be made in connection with the plans as of the date of this Agreement have been made; (ii) proper accrual has been made on the books of PCH for all contributions, premium payments and other payments due in the current fiscal year but not made as of the date of this Agreement; (iii) no contribution, premium payment or other payment has been made in support of any plan that is in excess of the allowable deduction for federal income tax purposes for the year with respect to which the contribution was made (whether under Section 162, Section 280G, Section 404,
Section 419, Section 419A of the Code or otherwise); and (iv) with respect to each plan that is subject to Section 301 et. seq. of ERISA or Section 412 of the Code, PCH is not liable for any accumulated funding deficiency as that term is defined in Section 412 of the Code and the projected benefit obligations as of the most recent date as of which they were determined do not exceed the assets of the plan.

          (e) Absence of Certain Claims.  Except as disclosed on Schedule 3.17:
(i) no action, suit, charge, complaint, proceeding, hearing, investigation or claim is pending with regard to any plan other than routine uncontested claims for benefits; (ii) the consummation of the transactions contemplated by this Agreement will not cause any plan to increase benefits payable to any participant or beneficiary; (iii) the consummation of the transactions contemplated by this Agreement will not: (A) entitle any current or former employee of PCH to severance pay, unemployment compensation or any other payment, benefit or award or (B) accelerate or modify the time of payment or vesting or increase the amount of any benefit, award or compensation due any such employee; (iv) no plan is currently under examination or audit by the Department of Labor, the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the Securities and Exchange Commission; (v) PCH has no actual or potential liability arising under Title IV of ERISA as a result of any plan that has terminated or is in the process of terminating; (vi) PCH has no actual or potential liability under section 4201 et. seq. of ERISA for either a complete withdrawal or a partial withdrawal from a multiemployer plan; and (vii) with respect to the plans, PCH has no liability (either directly or as a result of indemnification) for (and the transaction contemplated by this Agreement will not cause any liability for): (A) any excise taxes under section 4971 through section 4980B, section 4999, section 5000 or any other section of the Code, (B) any penalty under section 502(i), section 502(l), Part 6 of Title I or any other provision of ERISA or (C) any excise taxes, penalties, damages or equitable relief as a result of any prohibited transaction, breach of fiduciary duty or other violation under ERISA or any other applicable law.

          (f) Post-Separation Benefits.  Except as disclosed on Schedule 3.17:
(i) all accruals required under FAS 106 have been properly accrued on the financial statements of PCH; (ii) no condition, agreement or plan provision limits the right of PCH to amend, cut back or terminate any plan (except to the extent such limitation arises under ERISA); and (iii) PCH has no liability for life insurance, death or medical benefits after separation from employment other than: (A) death benefits under the plans identified on Schedule 3.17 or (B) health care continuation benefits described in section 4980B of the Code.

          3.18. Insurance. Schedule 3.18 lists each insurance policy maintained by PCH with respect to its properties and assets. Prior to the date hereof, the Shareholders have delivered to UHS complete and accurate copies of each of the insurance policies described on Schedule 3.18. All such insurance policies are in full force and effect, and PCH is not in default with respect to its obligations under any of such insurance policies.

          3.19.     Affiliate Transactions.  Except as set forth on Schedule
3.19 and other than as described in or contemplated by this Agreement and the Schedules hereto, no officer, director or employee of PCH or any member of the immediate family of any such officer, director or employee, or any entity in which any of such persons owns any beneficial interest (other than any publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than one percent of the stock of which is beneficially owned by any of such persons) (collectively "insiders"), has any agreement with PCH (other than normal employment arrangements) or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of PCH (other than ownership of capital stock of PCH). None of the insiders has any direct or indirect interest in any competitor, supplier or customer of PCH or in any person, firm or entity from whom or to whom PCH leases any property, or in any other person, firm or entity with whom PCH transacts business of any nature. For purposes of this Section 3.19, the members of the immediate family of an officer, director or employee shall consist of the spouse, parents, children, siblings, mothers- and fathers- in-law, sons- and daughters-in-law, and brothers- and sisters-in-law of such officer, director or employee.

          3.20.     Compliance with Laws; Permits.   PCH has complied in all
respects with all applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof which affect the business or any leased properties of PCH and to which PCH may be subject (including, without limitation, any state or federal acts, including rules and regulations thereunder, regulating or otherwise affecting, equal employment opportunity, employee health and safety or the environment), except where the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect; and no claims have been filed by any such governments or agencies against PCH alleging such a violation of any such law or regulation which have not been resolved to the satisfaction of such governments or agencies. PCH is not relying on any exemption from or deferral of any such applicable law, regulation or other requirement that would not be available to UHS after it acquires the Shares. PCH holds all of the permits, licenses, certificates and other authorizations of foreign, federal, state and local governmental agencies required for the conduct of its business, except where failure to obtain such authorizations would not, individually or in the aggregate, have a Material Adverse Effect. PCH has not made or agreed to make gifts of money, other property or similar benefits (other than incidental gifts of articles of nominal value) to any actual or potential customer, supplier, governmental employee or any other person in a position to assist or hinder PCH in connection with any actual or proposed transaction.

          3.21.     Environmental Matters.

          (a) As used in this Section 3.21, the following terms shall have the following meanings:

               (i) "Hazardous Materials" means any dangerous, toxic or hazardous pollutant, contaminant, chemical, waste, material or substance as defined in or governed by any federal, state or local law, statute, code, ordinance, regulation, rule or other requirement relating to such substance or otherwise relating to the environment or human health or safety, including without limitation any waste, material, substance, pollutant or contaminant that might cause any injury to human health or safety or to the environment or might subject PCH to any imposition of costs or liability under any Environmental Law.

               (ii) "Environmental Laws" means all applicable federal, state, local and foreign laws, rules, regulations, codes, ordinances, orders, decrees, directives, permits, licenses and judgments relating to pollution, contamination or protection of the environment (including, without limitation, all applicable federal, state, local and foreign laws, rules, regulations, codes, ordinances, orders, decrees, directives, permits, licenses and judgments relating to Hazardous Materials in effect as of the date of this Agreement).

               (iii) "Release" shall mean the spilling, leaking, disposing, discharging, emitting, depositing, ejecting, leaching, escaping or any other release or threatened release, however defined, whether intentional or unintentional, of any Hazardous Material.

          (b) PCH and the Real Property are in material compliance with all applicable Environmental Laws.

          (c) PCH has obtained, and maintained in full force and effect, all environmental permits, licenses, certificates of compliance, approvals and other authorizations necessary to conduct its business and use or occupy the Real Property (collectively, the "Environmental Permits"). A copy of each such Environmental Permit shall be provided by PCH to UHS at least 14 days prior to the Closing. PCH has conducted its business in compliance with all terms and conditions of the Environmental Permits. PCH has filed all reports and notifications required to be filed under and pursuant to all applicable Environmental Laws.

          (d) Except as set forth in Schedule 3.21, to the best knowledge of each of the Shareholders: (i) no Hazardous Materials have been generated, treated, contained, handled, located, used, manufactured, processed, buried, incinerated, deposited, stored, or released on, under or about any part of PCH or the Real Property; (ii) PCH and the Real Property and any improvements thereon, contain no asbestos, urea, formaldehyde, radon at levels above natural background, polychlorinated biphenyls (PCBs) or pesticides; and (iii) no aboveground or underground storage tanks are located on, under or about the Real Property or have been located on, under or about the Real Property and then subsequently been removed or filled. If any such storage tanks exist on, under or about the Real Property, such storage tanks have been duly registered with all appropriate governmental entities and are otherwise in compliance with all applicable Environmental Laws.

          (e) Except as set forth in Schedule 3.21, PCH has not received notice alleging in any manner that PCH is, or might be potentially responsible for any Release of Hazardous Materials, or any costs arising under or violation of Environmental Laws.

          (f) No expenditure will be required in order for UHS to comply with any Environmental Laws in effect at the time of the Closing in connection with the operation or continued operation of the business of PCH or the Real Property in a manner consistent with the current operation thereof by PCH.

          (g) PCH and the Real Property are not and have not been listed on the United States Environmental Protection Agency National Priorities List of Hazardous Waste Sites, or any other list, schedule, law, inventory or record of hazardous or solid waste sites maintained by any federal, state or local agency.

          (h) PCH has disclosed and delivered to UHS all environmental reports and investigations which PCH or the Shareholders have obtained or ordered with respect to the business of PCH and the Real Property.

          (i) To the best knowledge of each of the Shareholders, no part of the business of PCH or the Real Property have been used as a landfill, dump or other disposal, storage, transfer, handling or treatment area for Hazardous Materials or as a gasoline service station or a facility for selling, dispensing, storing, transferring, disposing or handling petroleum or petroleum products.

          (j) No lien has been attached or filed against PCH or the Real Property in favor of any governmental or private entity for (i) any liability or imposition of costs under or violation of any applicable Environmental Law or
(ii) any Release of Hazardous Materials.

          (k) The Shareholders, on behalf of themselves and their respective successors and assigns, hereby waive, release and agree not to bring any claim, demand, cause of action or proceeding, including, without limitation, any cost recovery action, against UHS under any Environmental Law.

          3.22.     Intellectual Property Rights; Software.

          (a) Schedule 3.22 lists all intellectual property rights held by PCH.

          (b) PCH has not received any notice of any infringement, misappropriation or violation by PCH of any intellectual property rights (including, without limitation), patents, patent applications, trademarks, service marks, trade names, corporate names, copyrights, mask works, trade secrets and know-how of any third parties and PCH has not infringed, misappropriated or otherwise violated any such intellectual property rights; and no infringement, illicit copying, misappropriation or violation has occurred or will occur with respect to the conduct of PCH's business as now conducted or solely as a result of the transaction contemplated by this Agreement.

          (c) PCH owns or licenses under valid license agreements all of the software required by PCH for the operation of its business as now conducted or solely as a result of the transaction contemplated by this Agreement.

          3.23. Customers and Suppliers. Schedule 3.23 lists the 10 largest customers and 7 largest suppliers of PCH for the fiscal year ended December 31, 1997 and for the six-month period ended June 30, 1998 and with respect to the customers, sets forth opposite the name of each such customer the approximate percentage of revenues by PCH attributable to such customer for each such period. Since June 30, 1998, no customer or supplier listed on Schedule 3.23 has indicated that it will stop or decrease the rate of business done with PCH except for changes in the ordinary course of PCH's business.

          3.24. Officers and Directors; Bank Accounts. Schedule 3.24 lists all officers and directors of PCH and all of PCH's bank accounts (designating each authorized signer).

          3.25. 338(h)(10) Election Availability. There is no limitation on the ability of the Shareholders to make the election under Section 338(h)(10) of the Code referred to in Section 5.12.

          3.26. Disclosure. The representations and warranties of PCH and the Shareholders contained in this Agreement are true and correct in all material respects, and such representations and warranties do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact known to PCH or the Shareholders which has not been disclosed to UHS pursuant to this Agreement and the Schedules hereto which would have or would reasonably be expected to have a Material Adverse Effect.


                                   ARTICLE 4

                    CONDUCT OF BUSINESS PENDING THE CLOSING

          4.1. Conduct of Business. From the date of this Agreement to the Closing Date, unless UHS shall otherwise agree in writing or as otherwise expressly contemplated or permitted by other provisions of this Agreement, including this Section 4.1:

          (a) the business of PCH shall be conducted only in, and the Shareholders shall cause PCH not take any action except in, the ordinary course, on an arms-length basis and in accordance, in all material respects, with all applicable laws, rules and regulations and past practices;

          (b) the Shareholders shall cause PCH not to, directly or indirectly:
(i) amend or propose to amend its Charter; (ii) issue or sell any of its equity securities, securities convertible into or exchangeable for its equity securities, warrants, options or other rights to acquire its equity securities, or any bonds or other securities; (iii) redeem, purchase, acquire or offer to acquire, directly or indirectly, any shares of capital stock of or any other ownership interest in PCH; (iv) split, combine or reclassify any outstanding shares of capital stock of PCH, or declare, set aside or pay any dividend or other distribution payable in cash, property or otherwise with respect to shares of capital stock of PCH, except that PCH may pay dividends to the Shareholders in the amounts and at the times as set forth on Schedule 4.1(b), subject to adjustment as provided in Section 5.10; (v) borrow any amount or incur or become subject to any material liability, except liabilities incurred in the ordinary course of business; (vi) discharge or satisfy any material lien or encumbrance on the properties or assets of PCH or pay any material liability, except otherwise in the ordinary course of business; (vii) sell, assign, transfer, mortgage, pledge or subject to any lien or other encumbrance any of its assets, except (A) in the ordinary course of business, (B) liens and encumbrances for current property taxes not yet due and payable and (C) liens and encumbrances which do not materially affect the value of, or interfere with the past or future use or ability to convey, the property subject thereto or affected thereby; (viii) cancel any material debt or claims or waive any rights of material value, except in the ordinary course of business; (ix) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof, or assets that are material to PCH; (x) make any single or group of related capital expenditures or commitments therefor in excess of $5,000; or (xi) enter into or propose to enter into, or modify or propose to modify, any agreement, arrangement or understanding with respect to any of the matters set forth in this Section 4.1(b);

          (c) the Shareholders shall cause PCH not to, directly or indirectly, enter into or modify any employment, severance or similar agreement or arrangement with, or grant any bonuses, wage, salary or compensation increases, or severance or termination pay to, or promote, any director, officer, employee, group of employees or consultant or hire any employee;

          (d) except as required by law or contemplated by this Agreement, the Shareholders shall cause PCH not to adopt or amend any bonus, profit sharing, stock option, pension, retirement, deferred compensation or other employee benefit plan, trust, fund, contract or arrangement for the benefit or welfare of any employees;

          (e) the Shareholders shall cause PCH to use commercially reasonable efforts to cause its current insurance policies not to be canceled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies providing coverage substantially equal to the coverage under the canceled, terminated or lapsed policies are in full force and effect;

          (f) the Shareholders shall cause PCH not to enter into any settlement or similar agreement with respect to, or take any other significant action with respect to the conduct of, any action, suit, proceeding, order or investigation which is set forth on Schedule 3.14 or to which PCH becomes a party after the date of this Agreement;

          (g) the Shareholders shall cause PCH to use commercially reasonable efforts to preserve intact in all material respects its business organization and goodwill and to keep available the services of its officers and employees as a group and preserve intact material agreements and credit facilities, and the Shareholders shall confer on a regular and frequent basis with representatives of UHS, as reasonably requested by UHS, to report on operational matters and the general status of ongoing operations of PCH;

          (h) with respect to properties leased by PCH, the Shareholders shall cause PCH not to enter into, renew, exercise an option to extend, cancel or surrender any lease of real property nor allow any such lease to lapse, without the consent of UHS;

          (i) the Shareholders shall cause PCH not to incur any Debt, except as reflected on the Closing Statement of Debt; and

          (j) the Shareholders shall cause PCH not to agree to do any of the foregoing.


                                   ARTICLE 5

                      ADDITIONAL COVENANTS AND AGREEMENTS

          5.1. Filings and Approvals. As promptly as practicable after the execution of this Agreement, each party shall make or cause to be made all filings and submissions under any laws or regulations applicable to PCH or UHS for the consummation of the transactions contemplated herein. The Shareholders will, and shall cause PCH to, coordinate and cooperate with UHS in exchanging such information, will not make any such filing without providing UHS a final copy thereof for its review and consent at least two full business days in advance of the proposed filing and will provide such reasonable assistance as UHS may request in connection with all of the foregoing. Subject to the terms and conditions herein provided, each party will use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

          5.2. Cooperation. The Shareholders shall cause the representatives of PCH to confer on a regular and frequent basis with representatives of UHS to report operational matters and the general status of ongoing operations. The Shareholders shall cause PCH not to intentionally take any action which would render, or which reasonably may be expected to render, any representation or warranty made by it in this Agreement untrue at the Closing.

          5.3. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

          5.4. No Negotiations, etc.   The Shareholders will not, and will cause
PCH and PCH's officers, directors, employees, agents and affiliates not to, directly or indirectly, solicit, authorize, initiate or encourage submission of any proposal, offer, tender offer or exchange offer from any person or entity (including any of its or their trustees, officers or employees) relating to (a) any liquidation, dissolution, recapitalization, merger, consolidation, acquisition, purchase of all or a material portion of the assets, deposits or any equity interest of or in PCH, or other similar transaction or business combination involving PCH, (b) participate in any negotiations in connection with or in furtherance of any of the foregoing or (c) permit any person other than UHS and its representatives to have any access to the facilities of or furnish to any person other than UHS and its representatives any non-public information with respect to PCH in connection with or in furtherance of any of the foregoing. The Shareholders shall promptly notify UHS if any such proposal or offer, or any inquiry from or contact with any person with respect thereto, is made and shall promptly provide UHS with such information regarding such proposal, offer, inquiry or contact as UHS may request.

          5.5. Notification of Certain Matters. Each party shall give prompt notice to the other parties of (a) the occurrence or failure to occur of any event or the discovery of any information, which occurrence, failure or discovery would be likely to cause any representation or warranty on its part contained in this Agreement to be materially untrue or inaccurate when made, at the Closing Date or at any time prior to the Closing Date and (b) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

          5.6. Access to Information; Confidentiality.

          (a) The Shareholders shall cause PCH to permit UHS full access on reasonable notice and at reasonable hours to its properties and shall disclose and make available (together with the right to copy) to UHS and to the internal auditors, loan review officers, employees, attorneys, accountants and other representatives of UHS all books, papers and records relating to the assets, stock, properties, operations, obligations and liabilities of PCH, including, without limitation, all books of account (including, without limitation, the general ledgers), tax records, minute books of directors' and shareholders' meetings, organizational documents, bylaws, contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files (including, without limitation, legal research memoranda), documents relating to assets and title thereto (including, without limitation, abstracts, title insurance policies, surveys, environmental reports, opinions of title and other information relating to the real and personal property), plans affecting employees, securities transfer records and shareholder lists and any books, papers and records relating to other assets, business activities or prospects in which UHS may have a reasonable interest, including, without limitation, its interest in planning for integration and transition with respect to the business of PCH; provided, however, that the foregoing rights granted to UHS shall, whether or not and regardless of the extent to which the same are exercised, in no way affect the nature or scope of the representations, warranties and covenants of the Shareholders set forth herein. In addition, the Shareholders shall cause PCH to instruct its officers, employees, counsel and accountants to be available for, and respond to any questions of, such UHS representatives at reasonable hours and with reasonable notice by UHS to such individuals and to cooperate fully with UHS in planning for the integration of the business of PCH with the business of UHS and its affiliates.

          (b) All information furnished by the Shareholders or PCH pursuant hereto shall be treated as the sole property of the Shareholders and PCH until the Closing Date, and, if the Closing Date shall not occur, UHS shall treat such information as confidential in accordance with the terms of the Confidentiality Agreement dated June 8, 1998 between UHS and the Shareholders .

          5.7. Tax Matters. The Shareholders shall and shall cause PCH to: (a) file all Returns with respect to any Taxes which, pursuant to applicable law, must be filed for all periods ending on or prior to the Closing Date and pay all Taxes shown to be due and payable on such Returns; (b) provide copies of any such Returns to UHS promptly upon filing thereof; (c) not make any Tax election or take any other discretionary position with respect to Taxes affecting PCH without prior consultation with and consent of UHS; (d) not amend any Return; and (e) not revoke PCH's election to be treated as an S corporation or take any action which would cause such election to be revoked or otherwise terminated. UHS will file (or cause to be filed) all Tax returns of PCH for all periods after the Closing Date. UHS shall cause PCH to make available to the Shareholders on reasonable notice and at reasonable hours such books, papers and records relating to the assets, properties and tax liabilities of PCH as may be required in connection with any audit of the Shareholders by any taxing authority or the preparation by the shareholders of tax returns in connection with periods ending on or prior to the Closing Date or in preparation for litigation, if any, related to the ownership of PCH by the Shareholders.

          5.8. Delivery of Closing Statement of Debt. On the Closing Date, the Shareholders shall cause PCH to deliver a statement of all existing Debt as of the Closing Date (the "Closing Statement of Debt"). The Closing Statement of Debt shall fairly present the amount of Debt of PCH as of the Closing Date and PCH shall have no Debt except as reflected on the Closing Statement of Debt.

          5.9. Delivery of Updated Rental Equipment Listing. On the Closing Date, the Shareholders shall deliver to UHS a materially complete and accurate summary of PCH's pool of rental equipment as of the Closing Date. Unless otherwise specified on such summary, the rental equipment reflected on such summary shall be of a quality and quantity usable and salable at PCH's normal profit levels, in each case, in the ordinary course of PCH's business, shall be merchantable and fit for its particular use and shall not be obsolete or damaged.

          5.10. Tax Dividend Adjustment. On a date which is five business days prior to the Closing Date, PCH shall deliver to UHS a report (the "Tax Reconciliation Report") setting forth: (a) the amount of PCH's consolidated pre-tax earnings for the period beginning January 1, 1998 and ending June 30, 1998;
(b) an estimate of pre-tax earnings of PCH for the period beginning July 1, 1998 and ending on the Closing Date; (c) the applicable combined federal and state income tax rate for the Shareholders; (d) the amount of all dividends (the "Tax Dividend Amount") paid by PCH to the Shareholders in respect of the Shareholders' tax liability with respect to the Shares owned by each Shareholder for the period from January 1, 1998 to the Closing Date (the "Tax Liability Amount"); and (e) the amount, if any, by which either (i) the Tax Dividend Amount exceeds the Tax Liability Amount or (ii) the Tax Liability Amount exceeds the Tax Dividend Amount. UHS, PCH and the Shareholders shall cooperate and promptly commence good faith negotiations to resolve any disputes regarding the Tax Reconciliation Report. Based on the amounts reflected on the Tax Reconciliation Report, immediately prior to the Closing Date (x) the Shareholders shall pay to PCH the amount of any excess referred to in clause
(e)(i) of this Section 5.10 or (y) PCH shall pay to the Shareholders the amount of any excess referred to in clause (e)(ii) of this Section 5.10.

          5.11.     Indemnification of UHS.

          (a) Subject to the limitations set forth in this Section 5.11(a), the Shareholders, jointly and severally, agree to indemnify UHS and hold it harmless against any loss, liability, Tax (including interest and penalties), damage or expense (including reasonable legal expenses and costs) or any assertion thereof, whether or not matured, contingent or prospective in nature ("Losses") which UHS may suffer, sustain or become subject to as a result of or arising out of (i) any representation or warranty by the Shareholders or PCH in or in connection with this Agreement or any Schedule hereto that is not true and correct as of the date made, (ii) any breach of any covenant or agreement of PCH or the Shareholders contained in this Agreement or any other agreement entered into by PCH or the Shareholders in connection with this Agreement, (iii) any of the matters disclosed on Schedule 3.12, and (iv) the matters disclosed on
Schedule 3.6 numbered 1, 3, 5, 6 and 7. Indemnification payments required by this Section 5.11(a) shall be made net of tax effect and only after, and to the extent that, the total amount of all Losses suffered or sustained by UHS (determined on a pre-tax basis and in accordance with the provisions of this Section 5.11(a)) exceeds $146,000 (the "Deductible"), except for (x) any claim for indemnification pursuant to this Section 5.11(a) arising out of the representations and warranties of the Shareholders contained in Section 3.14 hereof (including with respect to any matter disclosed on Schedule 3.14) or the covenants of the Shareholders contained in Sections 5.8, 5.10 and 5.12 hereof,
(y) any claim for indemnification pursuant to Section 5.11(a)(iv), and (z) any willful breaches of any covenant or agreement of the Shareholders, which in each such case shall not be subject to the Deductible. The aggregate Losses indemnified pursuant to this Section 5.11(a) shall not, however, exceed $1,460,000 (the "Maximum Indemnity Amount"). No claim shall be made for indemnification pursuant to this Section 5.11(a) unless notice of the substance of such claim is given by UHS to the Shareholders on or prior to the first anniversary of the Closing Date. The Shareholders' obligation to indemnify UHS pursuant to this Section 5.11(a) shall be satisfied solely from the escrow fund established as provided in Section 1.2. The Shareholders hereby authorize the Shareholders' Representative (as defined in the escrow agreement attached hereto as Exhibit A) to, and such Shareholders' Representative shall, execute and deliver an instrument with UHS authorizing the release to UHS from the escrow fund any amount paid by UHS or PCH with respect to any of the matters disclosed on
Schedule 3.6 numbered 1, 3, 5, 6 and 7 as promptly as practicable following such payment by UHS or PCH.

          (b) Any amount payable to UHS pursuant to this Section 5.11 shall include interest on any payment actually made by UHS in respect of Losses at a rate equal to the then applicable rate quoted by U.S. Bancorp National Association for six-month certificates of deposit (adjusted for reserve requirements and FDIC insurance) from the date of such payment to the date of the indemnification payment; provided, however, that in no event will the aggregate of all Losses, including interest, indemnified pursuant to this
Section 5.11 exceed the Maximum Indemnity Amount.

          (c) The following procedures will apply to all claims for indemnity hereunder. UHS will give the Shareholders' Representative written notice of any claim for indemnification pursuant to this Section 5.11 within 30 days after UHS receives notice or becomes aware of an event giving rise to such claim for indemnification and UHS will give copies to the Shareholders' Representative of all information and documents relating to such claim that are received by UHS within 20 days after UHS's receipt thereof; provided, however, that the failure of UHS to give notice or deliver copies of information or documents within the specified time periods shall not limit UHS's right to claim indemnification pursuant to this Section 5.11 except to the extent that the Shareholders' Representative can demonstrate that the Shareholders were actually damaged by the failure to give notice or provide information or documents within the specified time periods and except that no claim may be made for indemnification pursuant to Section 5.11(a) unless notice of the substance of such claim is given by UHS to the Shareholders' Representative on or prior to the first anniversary of the Closing Date. The Shareholders' Representative will have the right to defend (on behalf of the Shareholders) any action, proceeding, claim, demand or assessment giving rise to a claim for indemnification pursuant to this
Section 5.11, and to select counsel for any third party claim, which counsel shall be reasonably satisfactory to UHS, all at the sole cost and expense of the Shareholders; provided, however, that UHS will be allowed, at its expense, to participate in such defense; provided, further, that no settlement shall be entered into without the approval of UHS. Notice of the Shareholders' intention to so defend any such action, proceeding, claim, demand or assessment shall be given by the Shareholders' Representative to UHS within 20 days after UHS shall have notified the Shareholders' Representative of the claim (but in all events at least five business days prior to the date that an answer or other response is due to be filed or made), which notice shall contain an acknowledgment in writing by the Shareholders' Representative of the obligation of the Shareholders to indemnify UHS with respect to such claim pursuant to this
Section 5.11.

          (d) After the Closing, the rights set forth in this Section 5.11 shall be UHS's sole and exclusive remedies against the Shareholders for misrepresentations or breaches of covenants contained in this Agreement and the Related Documents. Notwithstanding the foregoing, nothing herein shall prevent UHS from bringing an action based upon allegations of fraud or other intentional breach of an obligation of or with respect to either party in connection with this Agreement and the Related Documents.

          5.12. Section 338(h)(10) Election. The Shareholders and UHS agree to make or cause to be made a timely, effective and irrevocable election under
Section 338(h)(10) of the Code, in form and substance satisfactory to UHS and the Shareholders with respect to PCH and to file such election in the manner required by applicable rules and regulations promulgated under the Code ("Treasury Regulations"). The Shareholders and UHS, jointly, will make such other similar elections as may be necessary for state income tax purposes, and for purposes of this Agreement, the term "election" shall be deemed to include any such state income tax elections. The Shareholders and UHS agree that the "Aggregate Deemed Sale Price" (as defined under applicable Treasury Regulations) shall be allocated to the assets of PCH as set forth on Schedule 5.12. UHS shall prepare for filing all of the tax returns, information returns and statements ("Reports") that may be required pursuant to Section 338(h)(10) of the Code, and the Shareholders shall execute such Reports as of the Closing Date. The Shareholders shall provide information that may be required by UHS for the purpose of preparing such Reports, shall execute and file such Reports as reasonably requested by UHS and shall file all other returns and tax information on a basis that is consistent with such Reports. The Shareholders and UHS agree that any Tax liability arising out of or in any way attributable to the foregoing election pursuant to Section 338(h)(10) of the Code (and the allocation set forth on Schedule 5.12) shall be for the sole account of the Shareholders.

          5.13. Termination of the JLN Agreement. Prior to the Closing Date, PCH shall enter into the Termination Agreement with JLN Medical Systems, Inc. (the "JLN Termination") in the form provided by PCH to UHS.

          5.14. Employment Matters. UHS shall pay to Brad Neff, Controller of PCH, a retention bonus in the amount determined by UHS and described to PCH relating to Mr. Neff's continuing employment on a transitional basis following the Closing Date.

                                   ARTICLE 6

                                   CONDITIONS

          6.1. Conditions to Obligations of Each Party. The respective obligations of each party to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

          (a) Approvals. All required regulatory and other approvals for the consummation of the transactions contemplated hereby shall have been obtained. None of such approvals shall contain any conditions or restrictions that UHS reasonably believes will have a Material Adverse Effect or materially restrict or limit the business or activities of UHS or have a material adverse effect on, or would be reasonably likely to have a material adverse effect on, the business, operations or financial condition of UHS.

          (b) No Injunction. No injunction or other order entered by a state or federal court of competent jurisdiction shall have been issued and remain in effect which would impair the consummation of the transactions contemplated hereby.

          (c) No Prohibitive Change of Law. There shall have been no law, statute, rule or regulation, domestic or foreign, enacted or promulgated which would materially impair the consummation of the transactions contemplated hereby.

          (d) No Termination. No party hereto shall have terminated this Agreement as permitted herein.

          6.2. Additional Conditions to Obligations of the Shareholders. The obligations of the Shareholders to consummate the transactions contemplated hereby in accordance with the terms of this Agreement are also subject to the following conditions:

          (a) Representations and Compliance. The representations and warranties of UHS set forth in Article 2 shall have been true and correct in all material respects as of the date hereof, and shall be true and correct as of the Closing Date as if made at and as of the Closing Date, provided that such representations and warranties that have been qualified by materiality or material adverse effect shall be true and correct in all respects; and UHS shall have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Closing Date.

          (b) UHS Officer's Certificate. UHS shall have furnished to the Shareholders a certificate of the President and Chief Executive Officer of UHS, dated as of the Closing Date, in which such officer shall certify that he has no reason to believe that the conditions set forth in Section 6.2(a) have not been fulfilled.

          6.3. Additional Conditions to Obligations of UHS. The obligation of UHS to consummate the transactions contemplated hereby in accordance with the terms of this Agreement is also subject to the following conditions:

          (a) Representations and Compliance. The representations and warranties of the Shareholders in this Agreement shall have been true and correct in all material respects as of the date hereof, and such representations and warranties shall be true and correct as of the Closing Date as if made at and as of the Closing Date, provided that such representations and warranties that have been qualified by materiality or material adverse effect shall be true and correct in all respects; and the Shareholders shall have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Closing Date.

          (b) Closing Documents. The Shareholders shall have furnished to UHS all of the following:

               (i) materials related to PCH's corporate administration;

               (ii) resignations (effective as of the Closing Date) from such of PCH's officers as UHS shall have requested and all members of PCH's Board of Directors;

               (iii) a copy of the Charter of PCH, certified by the Secretary of State of the State of Ohio and Certificates of Good Standing from those states in which PCH is required to be in good standing evidencing the good standing of PCH in each such jurisdiction; and

               (iv) such other certificates, documents and instruments as UHS reasonably requests related to the transactions contemplated hereby.

          (c) Adverse Proceedings. There shall not be threatened, instituted or pending any action or proceeding before any court or governmental authority or agency, domestic or foreign, (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly to restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with the transactions contemplated hereby, (ii) seeking to prohibit direct or indirect ownership or operation by UHS of all or a material portion of the business or assets of PCH or of UHS, or to compel UHS or PCH to dispose of or to hold separately all or a material portion of the business or assets of UHS or of PCH, as a result of the transactions contemplated hereby or (iii) seeking to require direct or indirect divestiture by UHS of any of its business or assets or of the business or assets of PCH.

          (d) Governmental Action. There shall not be any action taken, or any statute, rule, regulation, judgment, order or injunction proposed, enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated hereby by any federal, state or other court, government or governmental authority or agency, which would reasonably be expected to result, directly or indirectly, in any of the consequences referred to in Section 6.3(c).

          (e) Failure to Disclose. UHS shall not have discovered any fact or circumstance existing as of the date of this Agreement which has not been disclosed to UHS, as of the date of this Agreement, in this Agreement, any Schedule hereto or any document specifically required to be furnished to UHS hereunder regarding PCH which would, individually or in the aggregate with other such facts and circumstances, (i) materially impair the consummation of the transactions contemplated by this Agreement or (ii) have a Material Adverse Effect.

          (f) Material Adverse Change. Since the date of this Agreement, there shall have been no material adverse change in and no event, occurrence or development in the business of PCH that, taken together with other events, occurrences and developments with respect to such business, would have or would reasonably be expected to have a Material Adverse Effect.

          (g) PCH Common Stock. As of the Closing Date, all issued and outstanding shares of PCH Common Stock will be free and clear of any lien, pledge, security interest, encumbrance or charge of any kind.

          (h) Employment Agreements. Prior to or as of the Closing Date, UHS shall have entered into an employment agreement substantially in the form attached hereto as Exhibit B with each of Andrew R. Amicon and John D. Lohrman.

          (i) Closing Statement of Debt. PCH shall have delivered to UHS the Closing Statement of Debt which shall meet the requirements of Section 5.8.

          (j) JLN Termination. PCH shall have delivered to UHS a copy of the JLN Termination.


                                   ARTICLE 7

                       TERMINATION, AMENDMENT AND WAIVER

          7.1. Termination. This Agreement may be terminated prior to the Closing Date:

          (a) by mutual consent of UHS and the Shareholders;

          (b) by either UHS or the Shareholders, if any of the conditions to such party's obligation to consummate the transactions contemplated in this Agreement shall have become impossible to satisfy; or

          (c) by either UHS or the Shareholders if the Closing Date is not on or before September 30, 1998 (unless the failure to consummate the transactions contemplated hereby by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement in breach of such party's obligations under this Agreement).

          A party desiring to terminate this Agreement shall give written notice of such termination and the reasons therefor to the other party.

          7.2. Effect of Termination. If this Agreement is terminated as permitted by Section 7.1, such termination shall be without liability or obligation of either party (or any shareholder, officer, employee, agent, consultant or representative of such party) to the other party to this Agreement, except as may be otherwise provided in law or in equity and except that the covenants contained in Sections 5.3 and 5.6(b) hereof shall survive such termination.

          7.3. Amendment. This Agreement may not be amended except by an instrument in writing approved by the parties to this Agreement and signed on behalf of each of the parties hereto.

          7.4. Waiver. At any time prior to the Closing Date, either UHS or the Shareholders may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto or (b) waive compliance with any of the agreements of the other party or with any conditions to its own obligations, in each case only to the extent such obligations, agreements and conditions are intended for such party's benefit

                                   ARTICLE 8

                               GENERAL PROVISIONS

          8.1. Public Statements. None of UHS, PCH or the Shareholders shall make any public announcement or statement with respect to this Agreement or any related transactions without the approval of the other party; provided, however, that UHS may, upon reasonable notice to the Shareholders and PCH, make any public announcement or statement that it believes is required by federal securities laws.

          8.2. Notices. All notices and other communications hereunder shall be in writing and shall be sufficiently given if made by hand delivery, by fax, by telecopier, by overnight delivery service or by registered or certified mail (postage prepaid and return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by it by like notice):

          if to UHS:

               Universal Hospital Services, Inc.
               1250 Northland Plaza
               3800 West 80th Street
               Bloomington, MN  55431-4442
               Attention: Ms. Margaret Everist
               Fax: (612) 893-3237

          with a copy to:

               Dorsey & Whitney LLP
               Pillsbury Center South
               220 South Sixth Street
               Minneapolis, Minnesota 55402
               Attention:  Elizabeth C. Hinck, Esq.
               Fax: (612) 340-8738
          if to the Shareholders:

               Andrew R. Amicon
               7612 North Goodrich Square
               New Albany, Ohio 43054

          and

               John D. Lohrman
               1331 Cherokee Rose Drive
               Westerville, Ohio 43081

          with a copy to:

               The Law Offices of Juan Jose Perez
               P.O. Box 26064
               1105 Schrock Road, Suite 207
               Columbus, Ohio 43226
               Attention: Juan Jose Perez
               Fax: (614)431-3885

          All such notices and other communications shall be deemed to have been duly given as follows: when delivered by hand, if personally delivered; five business days after being deposited in the mail, if delivered by mail, postage prepaid; when receipt electronically acknowledged, if faxed or telecopied; and the next day after being delivered to an overnight delivery service.

          8.3. Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to Sections and Articles of this Agreement unless otherwise stated. Words such as "herein," "hereinafter," "hereof," "hereto," "hereby" and "hereunder," and words of like import, unless the context requires otherwise, refer to this Agreement (including the Exhibits and Schedules hereto). As used in this Agreement, the masculine, feminine and neuter genders shall be deemed to include the others if the context requires.

          8.4. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties shall negotiate in good faith to modify this Agreement and to preserve each party's anticipated benefits under this Agreement.

          8.5  Governing Law; Venue.   This Agreement shall be governed in all
respects, including validity, interpretation and effect, by the internal laws of the State of Minnesota, without giving effect to the principles of conflict of laws thereof. Any action at law, suit in equity, or judicial proceeding arising directly, indirectly, or otherwise in connection with, out of, related to or from this Agreement or any provision hereof, shall be litigated only in the federal or State courts, as applicable, sitting in the State of Ohio, County of Franklin. The parties hereto consent to the jurisdiction of such courts for such purposes. The parties hereto waive any claim to a change of venue because of the doctrine of forum non conveniens or otherwise.

          8.6. Miscellaneous. This Agreement (together with all other documents and instruments referred to herein): (a) constitutes the entire agreement, and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof; (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

          8.7. Survival of Representations, Warranties and Covenants. Subject to the limitation set forth in Section 5.11(a) hereof, the representations, warranties and covenants of the parties set forth herein will survive the Closing, regardless of any investigation made by or on behalf of the parties hereto or the results of any such investigation, and the participation of a party in such consummation will not constitute a waiver of any representation, warranty or covenant of any other party.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first written above by a duly elected and authorized officer.

                            UNIVERSAL HOSPITAL SERVICES, INC.


                                       By: /s/David E. Dovenberg
                                          --------------------------------
                                          David E. Dovenberg
                                          President and Chief Executive Officer


                                       SHAREHOLDERS:

                                       AMICON INVESTMENT TRUST UNDER
                                       TRUST AGREEMENT DATED
                                       AUGUST 6, 1998

                                       By /s/Andrew R. Amicon
                                          --------------------------------
                                          Andrew R. Amicon, Trustee


                                       KEEHLE AMICON PROPERTY TRUST
                                       UNDER TRUST AGREEMENT DATED
                                       AUGUST 6, 1998

                                       By  /s/Andrew R. Amicon
                                          --------------------------------
                                          Andrew R. Amicon, Trustee


                                          /s/Andrew R. Amicon
                                          --------------------------------
                                          Andrew R. Amicon


                                          /s/John d. Lohrman
                                          --------------------------------
                                          John D. Lohrman

                                                                       EXHIBIT A

                                ESCROW AGREEMENT


          This Agreement, dated August ____, 1998, is made by and among Universal Hospital Services, Inc., a Minnesota corporation ("UHS"), the shareholders of Patient's Choice Healthcare, Inc., an Ohio corporation ("PCH"), named on the signature page (each a "Shareholder" and together the "Shareholders"), and The Huntington National Bank, as escrow agent (the "Escrow Agent"). All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Stock Purchase Agreement (as defined below).

          Reference is made to that certain Stock Purchase Agreement dated August 7, 1998 (the "Stock Purchase Agreement") between UHS and the Shareholders. The Stock Purchase Agreement provides that on the Closing Date UHS shall deliver $1,314,000 (the "Escrow Funds") to the Escrow Agent, to be held in an escrow account in accordance with the terms of this Escrow Agreement, to fund liquidated indemnification obligations of the Shareholders under the Stock Purchase Agreement. The parties hereto desire that the Escrow Agent hold, invest and distribute the Escrow Funds, together with accrued interest thereon,
all in the manner set forth in this Escrow Agreement.   Accordingly, in
consideration of consummating the transactions contemplated by the Stock Purchase Agreement, the covenants and agreements herein set forth and for other valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

          1. Appointment and Agreement of Escrow Agent. UHS and the Shareholders hereby appoint and designate the Escrow Agent as the escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

          2.  The Shareholders' Representative.

          2.1. Appointment. The Shareholders hereby appoint Andrew R. Amicon the shareholders' representative (the "Shareholders' Representative"), and the Shareholders' Representative hereby agrees to act, as the Shareholders' Representative, until a successor Shareholder's Representative has been appointed as herein provided.

          2.2. Replacement. During the period ending upon the date when all obligations under this Agreement have been discharged (including all indemnification obligations pursuant to Section 5.11 of the Stock Purchase Agreement), if the Shareholders' Representative dies, becomes incapacitated or resigns, the remaining Shareholders shall appoint a successor Shareholders' Representative to fill the vacancy so created. A copy of any appointment by the remaining Shareholders of any successor Shareholders' Representative shall be provided to UHS promptly after it shall have been effected. In the event the remaining Shareholders are required to but do not appoint a successor Shareholders' Representative within 15 business days from a request by UHS to appoint a successor Shareholders' Representative, UHS shall have the right to appoint a Shareholders' Representative to fill the vacancy so created, and shall advise the remaining Shareholders of such appointment by written notice.

          2.3. Authority. The Shareholders' Representative is duly authorized by the Shareholders to act on their behalf as specified in this Agreement, and this Agreement is duly authorized, executed and delivered by the Shareholders' Representative. The Shareholders' Representative is authorized to make and deliver any certificate, notice, consent or instrument required or permitted to be made or delivered under this Agreement or under the documents referred to in this Agreement (an "Instrument") which the Shareholders' Representative determines in his sole and absolute discretion to be necessary, appropriate or desirable, and, in connection therewith, to hire or retain, at the sole expense of the Shareholders, such counsel, investment bankers, accountants, representatives and other professional advisors as he determines in his sole and absolute discretion to be necessary, advisable or appropriate in order to carry out and perform his rights and obligations hereunder. Any party receiving an Instrument from the Shareholders' Representative shall have the right to rely in good faith upon such certification, and to act in accordance with the Instrument without independent investigation.

          2.4. No Liability of UHS or the Escrow Agent. Neither UHS nor the Escrow Agent nor any officer, employee, director or affiliate of UHS or the Escrow Agent shall have any liability whatsoever to any Shareholder or otherwise arising out of the acts or omissions of the Shareholders' Representative or any disputes among the Shareholders or among them and the Shareholders' Representative. Neither UHS nor the Escrow Agent shall have any direct liability to the Shareholders under this Agreement or the other agreements referred to herein and may rely entirely on its dealings with, and notices to and from, the Shareholders' Representative to satisfy any obligations it might have under this Agreement, any agreement referred to herein or otherwise to the Shareholders.

          3.  Indemnity Obligations Satisfied Solely from Escrow Funds.   The
indemnity obligations of Section 5.11 of the Stock Purchase Agreement shall be satisfied solely from the Escrow Funds.

          4.  Establishment of Escrow.

          4.1. Escrow Deposit. On the Closing Date, UHS shall cause the Escrow Funds to be delivered directly to the Escrow Agent. The Escrow Funds shall be held and used only for the purposes of funding the indemnity obligations of the Shareholders set forth in Section 5.11 of the Stock Purchase Agreement (the "Escrow Fund Indemnities"). The Shareholders' rights to receive the Escrow Funds shall be subject to the terms and conditions of this Agreement.

          4.2. Receipt. The Escrow Agent hereby acknowledges receipt of the Escrow Funds and agrees to hold and disburse the Escrow Funds in accordance with the terms and conditions of this Agreement for the uses and purposes stated herein.

          4.3. Investment of Escrow Funds. The Escrow Agent agrees to hold and invest such Escrow Funds, together with interest accrued thereon, in FDIC-insured bank deposits, short-term government securities or short-term investment grade securities, as directed by the Shareholders' Representative in writing, but all such securities shall be purchased and held solely in the name of the Escrow Agent. The Escrow Agent shall have the right to liquidate any investments held in order to provide funds necessary to make required payments under this Agreement. The Escrow Agent shall not be liable for any loss incurred at such liquidation which is due to fluctuations in market rates or penalties incurred because of early redemption. All interest or earnings with respect to the Escrow Funds or the Escrow Funds Reserved Amount shall belong solely to the Shareholders, and shall not be paid to or claimed by UHS. All interest reported as income to the Shareholders shall be distributed to the Shareholders concurrently with the delivery of any 1099 or similar statements. No consent of UHS is required to distribute any such interest or earnings to the Shareholders.

          5. Purpose; Term. This Agreement has been executed and the deposit of the Escrow Funds hereunder has been made pursuant to Section 1.2 of the Stock Purchase Agreement. The deposit of the Escrow Funds has been made for the purpose of funding and securing the Escrow Fund Indemnities until the close of business on the 365th day following the Closing Date (the "Termination Date").

          6. Procedures for Disbursement of the Escrow Funds to UHS. At any time prior to the Termination Date, whenever there shall be delivered to the Escrow Agent (a) a certificate signed by UHS and the Shareholders' Representative certifying or (b) a certified copy of a final, non-appealable judgment of a court of competent jurisdiction determining, that an amount is due to UHS pursuant to Section 5.11 of the Stock Purchase Agreement, the Escrow Agent shall, solely to the extent of the Escrow Funds, promptly (and in no event later than five business days following receipt of either document referred to in clauses (a) and (b) of this Section 6) cause Escrow Funds equal to such amount (but in no event greater than $1,314,000 less the sum of all amounts previously distributed to UHS under this Agreement) to be delivered to UHS.

          7. Termination of Escrow. At the close of business on the Termination Date, the Escrow Agent shall deliver the balance of any Escrow Funds, together with interest accrued thereon, to the Shareholders as directed by the Shareholders' Representative; provided, however, that there shall be deducted from the amount to be delivered to the Shareholders pursuant to this
Section 7 an amount equal to the Escrow Funds Reserved Amount (as defined in Section 8 hereof) if and only if the notification relating to such Escrow Funds Reserved Amount required by Section 8 has been delivered to the Escrow Agent and the Shareholders' Representative prior to the Termination Date. This Agreement shall automatically terminate if and when all the Escrow Funds shall have been distributed by the Escrow Agent in accordance with the terms of this Agreement.

          8. Retention and Disbursement of Escrow Funds Following the Termination Date.

          (a) In the event that UHS shall have determined in good faith that it intends to pursue bona fide indemnification claims pursuant to Section 5.11 of the Stock Purchase

Agreement and in accordance with the other terms and provisions of the Stock Purchase Agreement, then UHS shall, at any time prior to the Termination Date, notify concurrently the Escrow Agent and the Shareholders' Representative to such effect in writing, which written notice shall describe briefly the nature of each such claim, the facts and circumstances which give rise to each such claim and the estimated amount, determined solely by UHS in its good faith judgment, of the potential liability with respect to each such claim, and the provisions of the Stock Purchase Agreement on which each such claim is based. The Escrow Agent shall have no obligation to verify that delivery of such notice has been made by UHS to the Shareholders' Representative, but agrees to forward to the Shareholders' Representative, promptly, by telecopier and overnight mail, a copy of the notice received by it. If such notice is delivered to the Escrow Agent on or prior to the Termination Date, an amount of the Escrow Funds equal to 100% of the total of the amounts claimed (but in no event greater than $1,314,000, less the sum of all amounts other than interest previously distributed to UHS under this Agreement) shall be set aside and retained (to the extent available in the then remaining Escrow Funds) by the Escrow Agent as a reserve to cover such claim or claims (such amounts so set aside and reserved, as reduced from time to time pursuant to the provisions of this Section 8(a) or of Section 6 hereof, being herein called the "Escrow Funds Reserved Amount").

          (b) Following the Termination Date, the Escrow Agent agrees to hold and invest such Escrow Funds Reserved Amount, together with accrued interest thereon, in the same manner as the Escrow Funds hereunder. The Escrow Funds Reserved Amount shall be disbursed by the Escrow Agent in the same manner as the Escrow Funds are to be disbursed pursuant to Section 6, but only to cover the claims identified in the notice sent pursuant to Section 8(a) that led to the establishment of such Escrow Funds Reserved Amount. In addition, if at any time UHS determines in good faith that it will not pursue or, under the terms of the Stock Purchase Agreement, cannot pursue any claim for indemnification to which all or any portion of the Escrow Funds Reserved Amount relates, or a court of competent jurisdiction by final, non-appealable judgment so finds, UHS shall direct the Escrow Agent to disburse all or such portion of the Escrow Funds Reserved Amount, together with accrued interest thereon, to the Shareholders.

          9.  The Escrow Agent.

          9.1. Indemnification of the Escrow Agent. UHS and the Shareholders, jointly and severally agree to indemnify and hold the Escrow Agent and its directors, officers and employees harmless from and against any and all costs, charges, damages and attorneys' fees which the Escrow Agent in good faith may incur or suffer in connection with or arising out of this Agreement.

          9.2. Duties of the Escrow Agent. The Escrow Agent shall have no duties other than those expressly imposed on it herein and shall not be liable for any act or omission except for its own gross negligence or willful misconduct. UHS, the Shareholders and the Escrow Agent further agree to be bound by "The Huntington National Bank Conditions of Acceptance of Escrows" attached hereto and made a part hereof.

          9.3. Fees of the Escrow Agent. The Escrow Agent agrees to waive any and all fees and charges (including attorneys fees and expenses) related to this Agreement.

          9.4. Escrow Agent to Follow Instructions of UHS and the Shareholders' Representative. Any provision herein contained to the contrary notwithstanding, the Escrow Agent shall at any time and from time to time take such action hereunder with respect to the Escrow Funds as shall be agreed to in writing by UHS and the Shareholders' Representative, provided that the Escrow Agent shall first be indemnified to its satisfaction, jointly and severally, by UHS and the Shareholders with respect to any of its costs or expenses which might be involved.

          9.5. Delivery of Statements of Account. The Escrow Agent shall provide monthly statements of account to each of the Shareholders' Representative and UHS.

          9.6. Appointment of Successor Escrow Agent. The Escrow Agent may resign at any time upon 45 days' written notice to UHS and the Shareholders'
Representative.   UHS and the Shareholders' Representative may by mutual
agreement remove the Escrow Agent by giving 30 days' written notice of such removal. In the event of the resignation or removal of the Escrow Agent, UHS and the Shareholders' Representative shall appoint a successor Escrow Agent.
The successor Escrow Agent shall have the same powers and duties as those conferred upon the Escrow Agent named in this Agreement, and shall agree to be bound by the terms of this Agreement as though named as the Escrow Agent herein. Upon the resignation or removal of the Escrow Agent, the Escrow Funds shall be delivered to the successor escrow agent, with delivery to be made as of the effective date of the Escrow Agent's resignation or removal. If for any reason delivery to a successor escrow agent is not possible, the Escrow Agent shall deliver the Escrow Funds to a party mutually agreed upon by UHS and the Shareholders' Representative.

          10.  Other Provisions.

          10.1. Notices. All notices and other communications hereunder shall be in writing and shall be sufficiently given if made by hand delivery, by telex, by telecopier or by registered or certified mail (postage prepaid and return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by it by like notice) provided that communications given to the Escrow Agent shall be considered given when received by the Escrow Agent and, provided further, that any communications to the Escrow Agent directing it to make a disbursement from the Escrow Funds will be made by the Escrow Agent only upon receipt of originally executed copies of such communication:

          (a) if to UHS:

               Universal Hospital Services, Inc.
               1250 Northland Plaza
               3800 West 80th Street
               Bloomington, MN  55431-4442
               Attention:  Ms. Margaret A. Everist
               Fax: (612) 893-3237
          with a copy to:

               Dorsey & Whitney LLP
               Pillsbury Center South
               220 South Sixth Street
               Minneapolis, Minnesota 55402
               Attention:  Elizabeth C. Hinck, Esq.
               Fax: (612) 340-8738

          (b) if to the Shareholders or the Shareholders' Representative:

               Andrew R. Amicon
               7612 North Goodrich Square
               New Albany, Ohio 43054

          with a copy to:

               The Law Offices of Juan Jose Perez
               P.O. Box 26064
               1105 Schrock Road, Suite 207
               Columbus, Ohio 43226
               Attention: Juan Jose Perez
               Fax: (614) 431-3885

          (c) if to the Escrow Agent:

               The Huntington National Bank
               P.O. Box 1558
               41 South High Street
               Columbus, Ohio 43216
               Attention: Mike Peyton
               Fax: (614) 480-5118

          10.2. Benefit and Assignment. The rights and obligations of each party under this Agreement may not be assigned without the prior written consent of all other parties. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to or shall (i) confer on any person other than the parties hereto, or their respective successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement or (ii) constitute the parties hereto as partners or participants in a joint venture. The Escrow Agent shall not be obligated to recognize any such succession or assignment, until satisfactory written evidence thereof shall have been received by it.

          10.3. Entire Agreement; Amendment. This Agreement and the Stock Purchase Agreement contain all the terms agreed upon by the parties with respect to the subject matter hereof. This Agreement may be amended only by a written instrument signed by the party against which enforcement of any waiver, change, modification, extension or discharge is sought.

          10.4. Headings. The headings of the sections and subsections of this Agreement are for ease of reference only and shall not be deemed to evidence or affect the meaning or construction of any of the provisions hereof.

          10.5. Governing Law; Venue. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the internal laws of state of Minnesota, without giving effect to the principles of conflict of laws thereof. Any action at law, suit in equity or judicial proceeding arising directly, indirectly or otherwise in connection with, out of, related to or from this Agreement or any provision hereof, shall be litigated only in the federal or State courts, as applicable, sitting in the State of Ohio, County of Franklin. The parties hereto consent to the jurisdiction of such courts for such purposes. The parties hereto waive any claim to a change of venue because of the doctrine of forum non conveniens or otherwise.

          10.6. Counterparts. This Agreement may be executed in multiple counterparts, all of which taken together shall constitute one instrument.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first written above by their respective officers on the date first written above.

                                       UNIVERSAL HOSPITAL SERVICES, INC.

                                       By:
                                          --------------------------------
                                          David E. Dovenberg
                                          President and Chief Executive Officer



                                       SHAREHOLDERS:

                                       AMICON INVESTMENT TRUST UNDER TRUST
                                       AGREEMENT DATED AUGUST 6, 1998

                                       By:
                                          --------------------------------
                                          Andrew R. Amicon, Trustee


                                       KEEHLE AMICON PROPERTY TRUST
                                       UNDER TRUST AGREEMENT DATED
                                       AUGUST 6, 1998

                                       By:
                                          --------------------------------
                                          Andrew R. Amicon, Trustee


                                       -----------------------------------
                                       Andrew R. Amicon


                                       -----------------------------------
                                       John D. Lohrman



                                       THE HUNTINGTON NATIONAL BANK

                                       By:
                                          --------------------------------
                                       Its:
                                            ------------------------------

                          THE HUNTINGTON NATIONAL BANK

                            CONDITIONS OF ACCEPTANCE

                                   OF ESCROWS

(a) The Escrow Agent shall have no responsibility as to the genuineness of the signature or the validity of any document deposited in the Escrow, nor as to the legal capacity or identity of the parties to this Escrow, and the Escrow Agent shall be justified in every act, omission or forbearance in reliance upon the Escrow Agreement so long as and to the extent that it shall act or have acted in good faith.

(b) All of the terms and conditions in connection with the Escrow Agent's duties and responsibilities, and the rights of the undersigned parties, are contained in the Escrow Agreement. The Escrow Agent is not required to be familiar with the provisions of any other instrument or agreement and shall not be charged with any responsibility or liability in connection with the observance or non-observance, by any person, of the provisions of any other such instrument or agreement.

(c) The Escrow Agent shall not be responsible for the determination of any facts or conditions on which the parties may give notice, but the Escrow Agent may rely solely on the notice received from the parties as to the existence of such facts or conditions.

(d) The Escrow Agent may rely and shall be protected in acting upon any paper or other document which may be submitted to it in connection with its duties under the Escrow Agreement and which is believed to be genuine and to have been signed or presented by the proper party or parties, shall have no liability or responsibility with respect to the form, execution or validity thereof.

(e) The Escrow Agent may act or refrain from acting in respect of any matter referred to in the Escrow Agreement or additional instructions received in the performance of its duties in full reliance upon the advice of counsel which may be selected by it, and shall be fully protected in so acting or refraining from acting upon the advice of such counsel.

(f) The Escrow Agent may obey and comply with any order or process of a court (whether or not such court shall have jurisdiction) commanding it to do or to refrain from some act in relation to the subject matter of this Escrow. It may rely and continue to rely conclusively upon such orders or process, notwithstanding that it may be found subsequently to be void or voidable, until one of the officers of the Escrow Agent, shall have actual knowledge that such order or process shall have been modified, annulled, set aside, vacated or quashed.

(g) The Escrow Agent shall have a lien, which shall be paramount and prior in right of all other persons, upon all money and other property which shall have been received by it under the Escrow Agreement, to secure the payment to it of fees hereunder due to the Escrow Agent. The Escrow Agent shall not be required to without its consent to relinquish, deliver or pay over any instrument, money or other property deposited with it in this Escrow unless and until it shall have been paid and reimbursed its fees.

(h) The parties hereto, jointly and severally agree to reimburse the Escrow Agent for any and all reasonable expenses which it may have at any time incurred in connection with the Escrow, and shall indemnify and save the Escrow Agent harmless from any claims, liabilities, judgments, attorney's fees, court costs and all other expenses of every kind and nature which may at any time be incurred by reason of its acceptance of, and its performance under, the Escrow Agreement.

                                                                       EXHIBIT B



                                 August __, 1998


Mr. Andrew R. Amicon
7612 North Goodrich Square
New Albany, Ohio 43054


Dear Mr. Amicon:

     Reference is made to that certain Stock Purchase Agreement dated August 7, 1998 (the "Stock Purchase Agreement") between Universal Hospital Services, Inc., a Minnesota corporation ("UHS" or the "Company") and the shareholders of Patient's Choice Healthcare, Inc., an Ohio corporation ("PCH"). As you know, subject to the terms and conditions of the Stock Purchase Agreement, UHS will acquire all of the outstanding shares of common stock of PCH (the "Acquisition").

     You currently serve as President of PCH, and this Employment Agreement is being entered into as inducement for UHS to consummate the Acquisition and other transactions contemplated by the Stock Purchase Agreement. For these reasons and for other good and valuable consideration and to provide for your services to UHS following the Acquisition, the parties hereto agree as follows:

     1. Position; Duties. From and after the Closing Date (as defined in the Stock Purchase Agreement), the Company shall employ you, and you agree to serve and accept employment, for the Term (as defined herein) as General Manager, Alternate Care of the Company, subject to the direction and control of the Board of Directors of the Company (the "Board") and reporting to Randy C. Engen, Vice President of Sales and New Business Development of the Company, and, in connection therewith, to participate in the development of specified Alternate Care Rentals and Sales of the Company as determined in conjunction with the Vice President of Sales and New Business Development and the Chief Executive Officer of the Company and to perform such other duties as the Board, the Chief Executive Officer or the Vice President of Sales and New Business Development of the Company may from time to time reasonably direct. During the Term, you agree to devote all of your time, energy, experience and talents during regular business hours, and as otherwise reasonably necessary, to such employment, to devote your best efforts to advance the interests of the Company and not to engage in any other business activities of a material nature, as an employee, director, consultant or in any other capacity, whether or not you receive any compensation therefor, without the prior written consent of the Board.

     2. Term of Employment Agreement. The term of your employment hereunder shall begin as of the Closing Date and end as of the close of business on the date which is two years from the Closing Date, subject to earlier termination pursuant to the terms hereof (the "Term").

     3.  Compensation and Benefits.

     (a) Base Salary. Your base salary, pro rated for the remainder of the 1998 calendar year, shall be at an annual rate of $125,000, payable in equal bi-weekly installments. Such base salary shall decrease to an annual rate of $100,000 as of the first bi-weekly installment in January 1999 and thereafter be adjusted annually based on changes in the consumer price index (all urban consumers, U.S. city average). Your base salary will be reviewed beginning January 1, 2000. Necessary withholding taxes, FICA contributions and the like shall be deducted from your base salary.

     (b) Bonus. In addition to your base salary, beginning in 1999, you shall have the opportunity to receive a bonus in such amount and subject to the achievement of such objectives as apply to other similarly-situated employees of the Company that participate in the bonus program.

     (c) Options. On the Closing Date you will also receive options to purchase a total of 16,000 shares of the Company's common stock, $.01 par value, which options will be granted under the Company's 1998 Stock Option Plan (the "Plan"). A copy of the Plan has been provided to you. Such options will vest in accordance with, and will have such other terms as provided in, the Incentive Stock Option Agreement attached hereto as Annex A and the Plan.

     (d) Other. You shall be entitled to such health, life, disability, vacation, pension, sick leave and other benefits as are generally made available by the Company to similarly-situated employees. All continuous service with PCH (whether before or after the Closing Date) will be recognized by the Company for purposes of the Company's welfare benefit plans and for eligibility and vesting purposes under the Company's 401(k) plan, but not for purposes of the Company's defined benefit pension plan.

     4.  Termination.

     (a) Death. This Employment Agreement shall automatically terminate upon your death. In the event of such termination, the Company shall pay to your legal representatives your base salary in monthly installments for six months following such termination.

     (b) Disability. If during the Term you become physically or mentally disabled, whether totally or partially, either permanently or so that you are unable with reasonable accommodation substantially and competently to perform the essential functions of your position for a period of 90 consecutive days or for 90 days during any six-month period during the Term (a "Disability"), the Company may terminate your employment hereunder by written notice to you. In the event of such termination, the Company shall for six months following such termination (i) pay to you your base salary in monthly installments and (ii) continue to provide to you (concurrent with your COBRA benefit continuation period) the health (including dental and life) insurance benefits referenced in Paragraph 3(d) on the same basis, generally as in effect for you prior to such termination. Upon such termination, any benefits which you may have been receiving under the Company's short-term disability plan shall cease.

     (c) Cause. Your employment hereunder may be terminated at any time by the Company for Cause (as defined herein) by written notice to you. In the event of such termination, all of your rights to payments (other than payment for services already rendered) and any other benefits otherwise due hereunder shall cease immediately, except as required by law. The Company shall have "Cause" for termination of your employment hereunder if any of the following has occurred:

          (i) your continued failure, whether willful, intentional or grossly negligent, after written notice, to perform substantially your duties hereunder (other than as a result of a Disability);

          (ii) dishonesty in the performance of your duties hereunder;

          (iii) conviction or confession of an act or acts on your part constituting a felony under the laws of the United States or any state thereof;

          (iv) any other willful act or omission on your part which is materially injurious to the financial condition or business reputation of the Company or any of its subsidiaries;

          (v) you have breached any provision of this Employment Agreement contained in Paragraphs 6, 7 and 8 hereof; or

          (vi) you have breached any provision of this Employment Agreement (other than paragraphs 6, 7 or 8 hereof) and such breach shall not have been cured within sixty days after notice thereof from the Company to you.

     (d) Without Cause. Your employment hereunder may be terminated at any time by the Company without Cause by written notice to you. In the event of such termination, the Company shall (i) continue to pay you your base salary through the date which is six months from the Date of Termination (as defined herein) and (ii) pay to you a prorated bonus based upon the number of days that you were employed by the Company during the fiscal year to which such bonus relates, such bonus to be payable at such time as annual bonuses with respect to such fiscal year are paid to all other similarly-situated employees who are employed by the Company on the last day of such fiscal year.

     (e) Resignation Without Good Reason. You may terminate your employment hereunder upon 60 days' prior written notice to the Company, without Good Reason (as defined herein). In the event of such termination, all of your rights to payment (other than payment for services already rendered) and any other benefits otherwise due hereunder shall cease upon the date of such termination, except as required by law.

     (f) Resignation For Good Reason. You may terminate your employment hereunder at any time upon 30 days' written notice to the Company, for Good Reason. In the event of such termination, the Company shall (i) continue to pay you your base salary though the date which is six months from the Date of Termination and (ii) pay to you a prorated bonus based upon the number of days that you were employed by the Company during the fiscal year to which such bonus relates, such bonus to be payable at such time as annual bonuses with respect to such fiscal year are paid to all other similarly-situated employees who are employed by the Company on the last day of such fiscal year.

     You shall have "Good Reason" for termination of your employment hereunder if, other than for Cause, any of the following has occurred:

          (i) your base salary has been reduced other than in connection with an across-the-board reduction (of approximately the same percentage) in compensation to all similarly-situated employees imposed by the Board in response to negative financial results or other adverse circumstances affecting the Company;

          (ii) the Company has reduced or reassigned a material portion of your duties hereunder;

          (iii) your illness, that in the good faith determination of the Board of Directors of the Company is likely to result in you becoming disabled and unable to continue your employment with the Company; or

          (iv) the Company has breached this Employment Agreement in any material respect.

     (g) Date and Effect of Termination. The date of termination of your employment hereunder, pursuant to this Paragraph 4, shall be, (i) in the case of Paragraph 4(a), the date of your death, (ii) in the case of Paragraphs 4(b), (c) or (d), the date specified as your last date of employment in the Company's notice to you of such termination or (iii) in the case of Paragraph 4(e) or 4(f), the date specified in your notice to the Company of such termination (in each case, the "Date of Termination"). Upon any termination of your employment hereunder pursuant to this Paragraph 4, you shall not be entitled to any further payments or benefits of any nature pursuant to this Employment Agreement, or as a result of such termination, except as specifically provided for in this Employment Agreement, the Stockholders' Agreement (as defined in Paragraph 10 hereof) in any stock option plans adopted by the Company in accordance with Paragraph 3(b) hereof, or as may be required by law. Your agreements in Paragraphs 6, 7 and 8 hereof shall survive the termination of your employment as herein provided.

     (h) Other Employment. Notwithstanding anything in this Employment Agreement to the contrary, if your employment hereunder is terminated pursuant to Paragraph 4(d) or if you terminate your employment pursuant to Paragraph 4(f), and if prior to the date which is six months after the Date of Termination you find other employment, the amount of payments or benefits payable to you after such termination in accordance with the terms of this Employment

Agreement shall be reduced by the value of your compensation in your new employment through the date which is six months after the Date of Termination.

     5. Acknowledgment. You agree and acknowledge that in the course of rendering services to the Company and its clients and customers, you will have access to and become acquainted with confidential information about the professional, business and financial affairs of the Company and its affiliates. You acknowledge that the Company is engaged and will be engaged in a highly competitive business, and the success of the Company in the marketplace depends upon its good will and reputation for quality and dependability. You agree and acknowledge that reasonable limits on your ability to engage in activities competitive with the Company are warranted to protect its substantial investment in developing and maintaining its status in the marketplace, reputation and good will.

     6. Confidentiality. You agree that during and at all times after the Term, you will keep secret and will not use for the benefit of anyone other than the Company all confidential matters and materials of the Company (including its subsidiaries and affiliates), including, without limitation, know-how, trade secrets, real estate plans and practices, individual office results, customer lists, pricing policies, operational methods, any information relating to the Company (including any of its subsidiaries and affiliates) products, processes, customers and services and other business and financial affairs of the Company (collectively, the "Confidential Information"), to which you had or may have access and will not disclose such Confidential Information to any person other than the Company, their respective authorized employees and such other person to whom you have been instructed to make disclosure by the Board, in each case only to the extent required in the course of your service to the Company hereunder or as otherwise expressly required in connection with court process. "Confidential Information" shall not include any information which is in the public domain during or after the term, provided such information is not in the public domain as a consequence of disclosure by you in violation of this Employment Agreement.

     7. Non-competition. During the Prohibition Period (as hereinafter defined), you will not, in any capacity, whether for your own account or for any other person or organization, directly or indirectly, within the United States or Canada (a) own, operate, manage or control, (b) serve as an officer, director, partner, employee, agent, consultant, advisor or developer or in any similar capacity to, or (c) have any financial interest in, or aid or assist anyone else in the conduct of, any person or enterprise which is engaged in the business of medical equipment rental or lease or related sales of equipment and supplies. As used herein, "Prohibition Period" means the period from and after the Closing Date to and including the later of (i) the date which is eighteen months from the Date of Termination and (ii) the third anniversary following the Closing Date.

     The non-competition agreement contained in this Paragraph 7 shall not prevent you from owning, directly or indirectly, up to five percent (5%) of the publicly traded stock in any corporation which is engaged in the medical equipment rental or leasing business. For purposes of this Agreement, the term "publicly traded" shall mean traded on a recognized national exchange or quoted on the NASDAQ National Market System in the United States.

     8. Non-solicitation. During the Prohibition Period, you will not, directly or indirectly, hire, recruit, solicit, call upon, divert, take away, entice or in any other manner persuade or attempt to do any of the foregoing with respect to, any employee, independent contractor, dealer, supplier, client, customer or business contact of the Company or any of its subsidiaries (including PCH) to discontinue his or her position or relationship or violate any agreement with the Company or any of its subsidiaries as employee, independent contractor, dealer, supplier, client, customer or business contact, except with the prior written consent of the Board, which consent shall be given at the sole discretion of the Board.

     The non-solicitation agreement contained in this Paragraph 8 shall not apply to (i) any employee of the Company or PCH whose employment relationship with the Company or PCH has been terminated for at least six months prior to the date of such hiring, recruitment or solicitation and (ii) any such employee whose employment is terminated for any reason by the Company or PCH.

     9.  Modification; Equitable Relief.

          (a) You agree and acknowledge that the duration, scope and geographic area of the covenants described in Paragraphs 6, 7 and 8 are fair, reasonable and necessary in order to protect the good will and other legitimate interest of the Company and its subsidiaries, that adequate consideration has been received by you for such obligations and that these obligations do not prevent you from earning a livelihood. If, however, for any reason any court of competent jurisdiction determines that any restriction contained in Paragraphs 6, 7 or 8 are not reasonable, that consideration is inadequate or that you have been prevented unlawfully from earning a livelihood, such restriction shall be interpreted, modified or rewritten to include as much of the duration, scope and geographic area identified in such Paragraphs 6, 7 or 8 as will render such restrictions valid and enforceable.

          (b) You acknowledge that the Company will suffer irreparable harm as a result of a breach of this Employment Agreement by you for which an adequate monetary remedy does not exist and a remedy at law may prove to be inadequate. Accordingly, in the event of any actual or threatened breach by you of any provision of this Employment Agreement, the Company shall, in addition to any other remedies permitted by law, be entitled to obtain remedies in equity, including without limitation specific performance, injunctive relief, a temporary restraining order and/or a permanent injunction in any court of competent jurisdiction, to prevent or otherwise restrain any such breach without the necessity of proving damages, posting a bond or other security and to recover any and all costs and expenses, including reasonable counsel fees, incurred in enforcing this Employment Agreement against you, and you hereby consent to the entry of such relief against you and agree not to contest such entry. Such relief shall be in addition to and not in substitution of any other remedies available to the Company. The existence of any claim or cause of action by you against the Company or any of its subsidiaries, whether predicated on this Employment Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of this Employment Agreement. You agree not to defend on the basis that there is an adequate remedy at law.

     10. Stockholders' Agreement. In connection with the acquisition of any equity securities, or options therefore, of the Company, you will be expected to enter, and you agree to enter, into a stockholders' agreement with the other equity investors in the Company, substantially in the form previously provided to you (the "Stockholders' Agreement").

     11. Successors; Assigns; Amendment; Notice. This Employment Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns. This Employment Agreement shall be binding upon you and shall inure to the benefit of your heirs, executors, administrators and legal representatives, but shall not be assignable by you. This Employment Agreement may be amended or altered only by the written agreement of the Company and you. All notices or other communications permitted or required under this Employment Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand, by facsimile transmission to the Company (if confirmed) or mailed (certified or registered mail, postage prepaid, return receipt requested) to you or the Company at the respective addresses on the first page of this Employment Agreement, or such other address as shall be furnished in writing by like notice by you or the Company to the other.

     12. Entire Agreement. This Employment Agreement, together with the Stock Purchase Agreement and the Stockholders' Agreement as executed in accordance with Paragraph 10 hereof, embodies the entire agreement and understanding between you and the Company with respect to the subject matter hereof and supersedes all such prior agreements and understandings.

     13. Severability. If any term, provision, covenant or restriction of this Employment Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Employment Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     14. Governing Law. This Employment Agreement shall be governed in all respects, including validity, interpretation and effect, by the internal laws of state of Minnesota, without giving effect to the principles of conflict of laws thereof. Any action at law, suit in equity or judicial proceeding arising directly, indirectly or otherwise in connection with, out of, related to or from this Agreement or any provision hereof, shall be litigated only in the federal or State courts, as applicable, sitting in the State of Ohio, County of Franklin. The parties hereto consent to the jurisdiction of such courts for such purposes. The parties hereto waive any claim to a change of venue because of the doctrine of forum non conveniens or otherwise.

     15. Counterparts. This Employment Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

     16. Headings. All headings in this Employment Agreement are for purposes of reference only and shall not be construed to limit or affect the substance of this Employment Agreement.

     If you accept and agree to the foregoing, please sign and return a counterpart of this letter to the Company at the above address, whereupon this letter will become a binding Employment Agreement between you and the Company as of the Closing Date.

                                       Very truly yours,

                                       UNIVERSAL HOSPITAL SERVICES, INC.


                                       By:
                                          --------------------------------
                                          David E. Dovenberg
                                          President and Chief Executive Officer

Accepted and agreed to:

--------------------------------

                                                                         ANNEX A

                       UNIVERSAL HOSPITAL SERVICES, INC.
                        INCENTIVE STOCK OPTION AGREEMENT


     THIS AGREEMENT, made as of this _____ day of August, 1998, by and between Universal Hospital Services, Inc., a Minnesota corporation (the "Company"), and Andrew R. Amicon ("Optionee").

     WHEREAS, in consideration of Optionee executing and delivering to the Company an Employment Agreement of even date herewith (the "Employment Agreement") and pursuant to the Universal Hospital Services, Inc. 1998 Stock Option Plan (the "Plan"), the Company wishes to grant this stock option to Optionee;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

     1. Definitions. For purposes of this Agreement, the following terms shall be defined as set forth below:

          (a) "Affiliate" shall mean any Person that directly or indirectly controls, is controlled by, or is under common control with, another Person.

          (b)  "Board" shall mean the Board of Directors of the Company.

          (c) "Cause" shall have the meaning set forth in the Employment Agreement.

          (d) "Change of Control" shall mean when any "person" (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934), other than the Company, J.W. Childs Equity Partners, L.P., any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, or any corporation owned, directly or indirectly, by the stockholders of the Company, in substantially the same proportions as their ownership of stock of the Company, acquires "beneficial ownership" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of securities representing more than 50% of the combined voting power of the Company (or, prior to a Public Offering, more than 50% of the Company's outstanding shares of Common Stock).

          (e) "Common Stock" shall mean shares of Common Stock, par value $.01 per share, of the Company.

          (f) "Company" shall mean Universal Hospital Services, Inc., a corporation organized under the laws of the State of Minnesota, or any successor corporation.

          (g) "Disability" has the meaning ascribed to it in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

          (h) "EBITDA" shall mean, as of any date for which it is to be determined, the consolidated earnings of the Company and its subsidiaries before interest, taxes, depreciation and amortization and after deduction of all operating expenses, all as calculated in accordance with generally accepted accounting principles consistently applied, as reflected in the Company's consolidated financial statements for the four most recent consecutive fiscal quarters of the Company ending at least 45 days prior to such date. Calculation of EBITDA shall specifically exclude expenses related to (i) any payments to J.W. Childs Associates; (ii) annual bank fees related to the Merger and related financing transactions; (iii) Bazooka bed asset impairment write-downs; and (iv) all severance payment incurred, accrued or paid prior to the first anniversary of the closing of the Merger. In addition, calculation of EBITDA shall specifically include pro forma adjustments made to the compensation of certain members of the Company's senior management.

          (i) "Employment Agreement" shall mean that Employment Agreement dated August ___, 1998 between Optionee and the Company.

          (j) "Good Reason" shall have the meaning set forth in the Employment Agreement.

          (k) "Merger" shall mean the transactions contemplated by that certain Agreement and Plan of Merger, dated November 25, 1997, by and among UHS Acquisition Corp., a Minnesota corporation ("Merger Sub"), J.W. Childs Equity Partners, L.P. and the Company, providing for, among other things, the merger of Merger Sub with and into the Company, with the Company being the surviving corporation in the Merger.

          (l) "Person" has the meaning ascribed to it in Section 13(d)(3) or Rule 14(d)(2) of the Securities Exchange Act of 1934.

          (m) "Plan" shall mean the Universal Hospital Services, Inc. 1998 Stock Option Plan, as amended from time to time.

          (n) "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if, at the time of granting of an Option, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

     2. Grant of Option. The Company hereby grants to Optionee the right and option (the "Option") to purchase all or any part of an aggregate of 16,000 shares (the "Option Shares") of the Common Stock of the Company at the price of $2.79 per Option Share (the "Exercise Price") on the terms and conditions set forth herein. It is understood and agreed that the Exercise Price is equal to 100% of the fair market value of each such Option Share on the date of this Agreement.

The Option is intended to be entitled to treatment as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     3. Vesting of Option. The Option shall vest in accordance with subparagraphs (a) through (d) of this Section 3, based on the Company's achievement of the annual EBITDA Targets established by the Board of Directors (as such EBITDA Targets may be adjusted by the Board of Directors of the Company from time to time with respect to all such similarly situated employees in the same manner, in good faith, to reflect any acquisitions, dispositions and material changes to capital spending (the "EBITDA Targets")):

          (a) Options to acquire between 0% and 25% of the total number of shares of Option Shares shall vest on April 1 of each year, beginning with April 1, 2000, provided that the Company meets or exceeds 90% of the EBITDA Target for the fiscal year preceding such April 1, on a linear basis with the percentage of achievement of such EBITDA Target (such that, if, for example, the Company achieves 95% of the EBITDA Target, 12.5% of the total number of Option Shares would vest).

          (b) Options to acquire 25% of the total number of Option Shares shall vest on April 1 of each year, beginning with April 1, 2000, provided that the Company meets or exceeds the EBITDA Target for the fiscal year preceding such April 1. No more than 25% of the total number of Option Shares shall vest in any fiscal year, except as noted in paragraph c. or d. below, or Section 5 below.

          (c) Irrespective of the foregoing, if following the end of the fiscal year ended December 31, 2002 the Company: (i) on a cumulative basis meets the cumulative EBITDA Target for the four year period preceding such fiscal year end; and (ii) meets or exceeds the annual EBITDA Target for such fiscal year, additional Options shall then vest such that the total number of Option Shares for which the Option shall be vested shall equal to 100%.

          (d) Notwithstanding the foregoing, this Option shall vest with respect to 100% of the total number of Option Shares, eight years following the date of grant, provided that the Initial Optionee has been continuously employed by the Company or any Subsidiary through such date.

     4.  Manner of Exercise.

          (a) The Option can be exercised only by Optionee or other proper party by delivering within the option period written notice to the Company at its principal office. The notice shall state the number of shares as to which the option is being exercised and be accompanied by payment in full of the option price for all shares designated in the notice.

          (b) Optionee may pay the option price in cash, by check (bank check, certified check or personal check), by money order or with the approval of the Company (i) by delivering to the Company for cancellation shares of Common Stock of the Company with a fair market value as of the date of exercise equal to the option price of the portion thereof being paid by tendering such shares, or (ii) by delivering to the Company a combination of cash and shares of Common Stock of the Company with an aggregate fair market value and a principal amount equal to the option price. For these purposes, the fair market value of the Company's shares of Common Stock as of any date shall be determined pursuant to the Plan.

          (c) Until such time as the occurrence of a Public Offering, as such term is defined in that Universal Hospital Services, Inc. Stockholders' Agreement dated as of February 25, 1998 (the "Stockholders' Agreement"), upon exercise of the Option, the Company shall not issue any Option Shares until Optionee signs and assents to the Stockholders' Agreement, unless at such time Optionee is already a party to the Stockholders' Agreement.

     5. Change of Control. In the event of a Change of Control, the unvested Option Shares shall vest in a proportion equal to the ratio of Option Shares that have actually vested at such time to the total number of Option Shares that would have vested had the Company achieved the EBITDA Target for all periods prior to the Change of Control.

     6. Expiration. The Option shall expire, unless earlier exercised or terminated, ten years from the date of grant.

     7.  Effect of Termination of Relationship with the Company.

          (a) In the case of termination of Optionee's employment for Cause or resignation without Good Reason, the Option shall terminate at the time of termination of employment.

          (b) In the case of termination of Optionee's employment without Cause or the Optionee's resignation for Good Reason, the portion of the Option that has vested at the time of termination or resignation shall terminate three months after the date of employment termination or resignation, and the portion of the Option that has not vested shall terminate immediately.

          (c) If the Optionee's employment is terminated due to death or Disability, the portion of the Option that has vested at the time of termination or resignation shall terminate six months after the date of employment termination or death and may be exercised during such period by the Optionee or his or her legal representative or estate, as the case may be, and the portion of the Option that has not vested shall terminate immediately.

     8.  Miscellaneous.

          (a) The Option is issued pursuant to the Plan and is subject to its terms. The Company hereby agrees that the Plan shall be available for inspection during business hours at the principal office of the Company.

          (b) Prior to execution of this Agreement and in consideration of the covenants made herein by the Company, Optionee shall have executed and delivered to the Company the Employment Agreement.

          (c) This Agreement shall not confer upon Optionee any right with respect to continuance of employment by the Company or any of its subsidiaries, nor will it interfere in any way with the right of the Company to terminate such employment at any time. Optionee shall have none of the rights of a shareholder with respect to shares subject to the Option until such shares shall have been issued to Optionee upon exercise of the Option.

          (d) The exercise of all or any parts of the Option shall only be effective at such time that the sale of shares of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws.

          (e) The Option may not be transferred, except by will or the laws of descent and distribution to the extent provided in subsection 7(c) hereto, and during Optionee's lifetime the Option is exercisable only by Optionee.

          (f) If there shall be any change in the shares of Common Stock of the Company through merger, consolidation, reorganization, recapitalization, dividend in the form of stock (of whatever amount), stock split or other change in the corporate structure of the Company, and all or any portion of the Option shall then be unexercised and not yet expired, then appropriate adjustments in the outstanding Option shall be made by the Company, in order to prevent dilution or enlargement of option rights. Such adjustments shall include, where appropriate, changes in the number of Option Shares and the Exercise Price.

          (g) If Optionee shall dispose of any of the Option Shares acquired by Optionee pursuant to the exercise of the Option within two years from the date the Option was granted or within one year after the transfer of any such shares to Optionee upon exercise of the Option, then, in order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it under the circumstances, Optionee shall promptly notify the Company of the dates of acquisition and disposition of such shares, the number of shares so disposed of, and the consideration, if any, received for such shares. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure (i) notice to the Company of any disposition of the Option Shares within the time periods described above and (ii) that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from Optionee.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

                                       UNIVERSAL HOSPITAL SERVICES, INC.

                                       By:
                                          --------------------------------
                                        Its:
                                             -----------------------------


----------------------------------
     Optionee

                               August ____, 1998


Mr. John D. Lohrman
1331 Cherokee Rose Drive
Westerville, Ohio 43081


Dear Mr. Lohrman:

     Reference is made to that certain Stock Purchase Agreement dated August 7, 1998 (the "Stock Purchase Agreement") between Universal Hospital Services, Inc., a Minnesota corporation ("UHS" or the "Company") and the shareholders of Patient's Choice Healthcare, Inc., an Ohio corporation ("PCH"). As you know, subject to the terms and conditions of the Stock Purchase Agreement, UHS will acquire all of the outstanding shares of common stock of PCH (the "Acquisition").

     You currently serve as Chief Operating Officer of PCH, and this Employment Agreement is being entered into as inducement for UHS to consummate the Acquisition and other transactions contemplated by the Stock Purchase Agreement. For these reasons and for other good and valuable consideration and to provide for your services to UHS following the Acquisition, the parties hereto agree as follows:

     1. Position; Duties. From and after the Closing Date (as defined in the Stock Purchase Agreement), the Company shall employ you, and you agree to serve and accept employment, for the Term (as defined herein) as Division Manager, Alternate Care of the Company, subject to the direction and control of the Board of Directors of the Company (the "Board") and reporting to Randy C. Engen, Vice President of Sales and New Business Development of the Company, and, in connection therewith, to participate in the development of specified Alternate Care Rentals and Sales of the Company as determined in conjunction with the Vice President of Sales and New Business Development and the Chief Executive Officer of the Company and to perform such other duties as the Board, the Chief Executive Officer or the Vice President of Sales and New Business Development of the Company may from time to time reasonably direct. During the Term, you agree to devote all of your time, energy, experience and talents during regular business hours, and as otherwise reasonably necessary, to such employment, to devote your best efforts to advance the interests of the Company and not to engage in any other business activities of a material nature, as an employee, director, consultant or in any other capacity, whether or not you receive any compensation therefor, without the prior written consent of the Board.

     2. Term of Employment Agreement. The term of your employment hereunder shall begin as of the Closing Date and end as of the close of business on the date which is two years from the Closing Date, subject to earlier termination pursuant to the terms hereof (the "Term").

     3.  Compensation and Benefits.

     (a) Base Salary. Your base salary, pro rated for the remainder of the 1998 calendar year, shall be at an annual rate of $120,000, payable in equal bi-weekly installments. Such base salary shall decrease to an annual rate of $100,000 as of the first bi-weekly installment in January 1999 and thereafter be adjusted annually based on changes in the consumer price index (all urban consumers, U.S. city average). Your base salary will be annually reviewed beginning January 1, 2000. Necessary withholding taxes, FICA contributions and the like shall be deducted from your base salary.

     (b) Bonus. In addition to your base salary, beginning in 1999, you shall have the opportunity to receive a bonus in such amount and subject to the achievement of such objectives as apply to other similarly-situated employees of the Company that participate in the bonus program.

     (c) Options. On the Closing Date you will also receive options to purchase a total of 16,000 shares of the Company's common stock, $.01 par value, which options will be granted under the Company's 1998 Stock Option Plan (the "Plan"). A copy of the Plan has been provided to you. Such options will vest in accordance with, and will have such other terms as provided in, the Incentive Stock Option Agreement attached hereto as Annex A and the Plan.

     (d) Other. You shall be entitled to such health, life, disability, vacation, pension, sick leave and other benefits as are generally made available by the Company to similarly-situated employees. All continuous service with PCH (whether before or after the Closing Date) will be recognized by the Company for purposes of the Company's welfare benefit plans and for eligibility and vesting purposes under the Company's 401(k) plan, but not for purposes of the Company's defined benefit pension plan.

     4.  Termination.

     (a) Death. This Employment Agreement shall automatically terminate upon your death. In the event of such termination, the Company shall pay to your legal representatives your base salary in monthly installments for six months following such termination.

     (b) Disability. If during the Term you become physically or mentally disabled, whether totally or partially, either permanently or so that you are unable with reasonable accommodation substantially and competently to perform the essential functions of your position for a period of 90 consecutive days or for 90 days during any six-month period during the Term (a "Disability"), the Company may terminate your employment hereunder by written notice to you. In the event of such termination, the Company shall for six months following such termination (i) pay to you your base salary in monthly installments and (ii) continue to provide to you (concurrent with your COBRA benefit continuation period) the health (including dental and life) insurance benefits referenced in Paragraph 3(d) on the same basis, generally as in effect for you prior to such termination. Upon such termination, any benefits which you may have been receiving under the Company's short-term disability plan shall cease.

     (c) Cause. Your employment hereunder may be terminated at any time by the Company for Cause (as defined herein) by written notice to you. In the event of such termination, all of your rights to payments (other than payment for services already rendered) and any other benefits otherwise due hereunder shall cease immediately, except as required by law. The Company shall have "Cause" for termination of your employment hereunder if any of the following has occurred:

          (i) your continued failure, whether willful, intentional or grossly negligent, after written notice, to perform substantially your duties hereunder (other than as a result of a Disability);

          (ii) dishonesty in the performance of your duties hereunder;

          (iii) conviction or confession of an act or acts on your part constituting a felony under the laws of the United States or any state thereof;

          (iv) any other willful act or omission on your part which is materially injurious to the financial condition or business reputation of the Company or any of its subsidiaries;

          (v) you have breached any provision of this Employment Agreement contained in Paragraphs 6, 7 and 8 hereof; or

          (vi) you have breached any provision of this Employment Agreement (other than Paragraphs 6, 7 or 8 hereof) and such breach shall not have been cured within sixty days after notice thereof from the Company to you.

     (d) Without Cause. Your employment hereunder may be terminated at any time by the Company without Cause by written notice to you. In the event of such termination, the Company shall (i) continue to pay you your base salary through the date which is six months from the Date of Termination (as defined herein) and (ii) pay to you a prorated bonus based upon the number of days that you were employed by the Company during the fiscal year to which such bonus relates, such bonus to be payable at such time as annual bonuses with respect to such fiscal year are paid to all other similarly-situated employees who are employed by the Company on the last day of such fiscal year.

     (e) Resignation Without Good Reason. You may terminate your employment hereunder upon 60 days' prior written notice to the Company, without Good Reason (as defined herein). In the event of such termination, all of your rights to payment (other than payment for services already rendered) and any other benefits otherwise due hereunder shall cease upon the date of such termination, except as required by law.

     (f) Resignation For Good Reason. You may terminate your employment hereunder at any time upon 30 days' written notice to the Company, for Good Reason. In the event of such termination, the Company shall (i) continue to pay you your base salary though the date which is six months from the Date of Termination and (ii) pay to you a prorated bonus based upon the number of days that you were employed by the Company during the fiscal year to which such bonus relates, such bonus to be payable at such time as annual bonuses with respect to such fiscal year are paid to all other similarly-situated employees who are employed by the Company on the last day of such fiscal year.

     You shall have "Good Reason" for termination of your employment hereunder if, other than for Cause, any of the following has occurred:

          (i) your base salary has been reduced other than in connection with an across-the-board reduction (of approximately the same percentage) in compensation to all similarly-situated employees imposed by the Board in response to negative financial results or other adverse circumstances affecting the Company;

          (ii) the Company has reduced or reassigned a material portion of your duties hereunder;

          (iii) your illness, that in the good faith determination of the Board of Directors of the Company is likely to result in you becoming disabled and unable to continue your employment with the Company; or

          (iv) the Company has breached this Employment Agreement in any material respect.

     (g) Date and Effect of Termination. The date of termination of your employment hereunder, pursuant to this Paragraph 4, shall be, (i) in the case of Paragraph 4(a), the date of your death, (ii) in the case of Paragraphs 4(b), (c) or (d), the date specified as your last date of employment in the Company's notice to you of such termination or (iii) in the case of Paragraph 4(e) or 4(f), the date specified in your notice to the Company of such termination (in each case, the "Date of Termination"). Upon any termination of your employment hereunder pursuant to this Paragraph 4, you shall not be entitled to any further payments or benefits of any nature pursuant to this Employment Agreement, or as a result of such termination, except as specifically provided for in this Employment Agreement, the Stockholders' Agreement (as defined in Paragraph 10 hereof) in any stock option plans adopted by the Company in accordance with Paragraph 3(b) hereof, or as may be required by law. Your agreements in Paragraphs 6, 7 and 8 shall survive the termination of your employment as herein provided.

     (h) Other Employment. Notwithstanding anything in this Employment Agreement to the contrary, if your employment hereunder is terminated pursuant to Paragraph 4(d) or if you terminate your employment pursuant to Paragraph 4(f), and if prior to the date which is six months after the Date of Termination you find other employment, the amount of payments or benefits payable to you after such termination in accordance with the terms of this Employment

Agreement shall be reduced by the value of your compensation in your new employment through the date which is six months after the Date of Termination.

     5. Acknowledgment. You agree and acknowledge that in the course of rendering services to the Company and its clients and customers, you will have access to and become acquainted with confidential information about the professional, business and financial affairs of the Company and its affiliates. You acknowledge that the Company is engaged and will be engaged in a highly competitive business, and the success of the Company in the marketplace depends upon its good will and reputation for quality and dependability. You agree and acknowledge that reasonable limits on your ability to engage in activities competitive with the Company are warranted to protect its substantial investment in developing and maintaining its status in the marketplace, reputation and good will.

     6. Confidentiality. You agree that during and at all times after the Term, you will keep secret and will not use for the benefit of anyone other than the Company all confidential matters and materials of the Company (including its subsidiaries and affiliates), including, without limitation, know-how, trade secrets, real estate plans and practices, individual office results, customer lists, pricing policies, operational methods, any information relating to the Company (including any of its subsidiaries and affiliates) products, processes, customers and services and other business and financial affairs of the Company (collectively, the "Confidential Information"), to which you had or may have access and will not disclose such Confidential Information to any person other than the Company, their respective authorized employees and such other person to whom you have been instructed to make disclosure by the Board, in each case only to the extent required in the course of your service to the Company hereunder or as otherwise expressly required in connection with court process. "Confidential Information" shall not include any information which is in the public domain during or after the term, provided such information is not in the public domain as a consequence of disclosure by you in violation of this Employment Agreement.

     7. Non-competition. During the Prohibition Period (as hereinafter defined), you will not, in any capacity, whether for your own account or for any other person or organization, directly or indirectly, within the United States or Canada (a) own, operate, manage or control, (b) serve as an officer, director, partner, employee, agent, consultant, advisor or developer or in any similar capacity to, or (c) have any financial interest in, or aid or assist anyone else in the conduct of, any person or enterprise which is engaged in the business of medical equipment rental or lease or related sales of equipment and supplies. As used herein, "Prohibition Period" means the period from and after the Closing Date to and including the later of (i) the date which is eighteen months from the Date of Termination and (ii) the third anniversary following the Closing Date.

     The non-competition agreement contained in this Paragraph 7 shall not prevent you from owning, directly or indirectly, up to five percent (5%) of the publicly traded stock in any corporation which is engaged in the medical equipment rental or leasing business. For purposes of this Agreement, the term "publicly traded" shall mean traded on a recognized national exchange or quoted on the NASDAQ National Market System in the United States.

     8. Non-solicitation. During the Prohibition Period, you will not, directly or indirectly, hire, recruit, solicit, call upon, divert, take away, entice or in any other manner persuade or attempt to do any of the foregoing with respect to, any employee, independent contractor, dealer, supplier, client, customer or business contact of the Company or any of its subsidiaries (including PCH) to discontinue his or her position or relationship or violate any agreement with the Company or any of its subsidiaries as employee, independent contractor, dealer, supplier, client, customer or business contact, except with the prior written consent of the Board, which consent shall be given at the sole discretion of the Board.

     The non-solicitation agreement contained in this Paragraph 8 shall not apply to (i) any employee of the Company or PCH whose employment relationship with the Company or PCH has been terminated for at least six months prior to the date of such hiring, recruitment or solicitation and (ii) any such employee whose employment is terminated for any reason by the Company or PCH.

     9.  Modification; Equitable Relief.

          (a) You agree and acknowledge that the duration, scope and geographic area of the covenants described in Paragraphs 6, 7 and 8 are fair, reasonable and necessary in order to protect the good will and other legitimate interest of the Company and its subsidiaries, that adequate consideration has been received by you for such obligations and that these obligations do not prevent you from earning a livelihood. If, however, for any reason any court of competent jurisdiction determines that any restriction contained in Paragraphs 6, 7 or 8 are not reasonable, that consideration is inadequate or that you have been prevented unlawfully from earning a livelihood, such restriction shall be interpreted, modified or rewritten to include as much of the duration, scope and geographic area identified in such Paragraphs 6, 7 or 8 as will render such restrictions valid and enforceable.

          (b) You acknowledge that the Company will suffer irreparable harm as a result of a breach of this Employment Agreement by you for which an adequate monetary remedy does not exist and a remedy at law may prove to be inadequate. Accordingly, in the event of any actual or threatened breach by you of any provision of this Employment Agreement, the Company shall, in addition to any other remedies permitted by law, be entitled to obtain remedies in equity, including without limitation specific performance, injunctive relief, a temporary restraining order and/or a permanent injunction in any court of competent jurisdiction, to prevent or otherwise restrain any such breach without the necessity of proving damages, posting a bond or other security and to recover any and all costs and expenses, including reasonable counsel fees, incurred in enforcing this Employment Agreement against you, and you hereby consent to the entry of such relief against you and agree not to contest such entry. Such relief shall be in addition to and not in substitution of any other remedies available to the Company. The existence of any claim or cause of action by you against the Company or any of its subsidiaries, whether predicated on this Employment Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of this Employment Agreement. You agree not to defend on the basis that there is an adequate remedy at law.

     10. Stockholders' Agreement. In connection with the acquisition of any equity securities, or options therefore, of the Company, you will be expected to enter, and you agree to enter, into a stockholders' agreement with the other equity investors in the Company, substantially in the form previously provided to you (the "Stockholders' Agreement").

     11. Successors; Assigns; Amendment; Notice. This Employment Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns. This Employment Agreement shall be binding upon you and shall inure to the benefit of your heirs, executors, administrators and legal representatives, but shall not be assignable by you. This Employment Agreement may be amended or altered only by the written agreement of the Company and you. All notices or other communications permitted or required under this Employment Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand, by facsimile transmission to the Company (if confirmed) or mailed (certified or registered mail, postage prepaid, return receipt requested) to you or the Company at the respective addresses on the first page of this Employment Agreement, or such other address as shall be furnished in writing by like notice by you or the Company to the other.

     12. Entire Agreement. This Employment Agreement, together with the Stock Purchase Agreement and the Stockholders' Agreement as executed in accordance with Paragraph 10 hereof, embodies the entire agreement and understanding between you and the Company with respect to the subject matter hereof and supersedes all such prior agreements and understandings.

     13. Severability. If any term, provision, covenant or restriction of this Employment Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Employment Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     14. Governing Law. This Employment Agreement shall be governed in all respects, including validity, interpretation and effect, by the internal laws of state of Minnesota, without giving effect to the principles of conflict of laws thereof. Any action at law, suit in equity or judicial proceeding arising directly, indirectly or otherwise in connection with, out of, related to or from this Agreement or any provision hereof, shall be litigated only in the federal or State courts, as applicable, sitting in the State of Ohio, County of Franklin. The parties hereto consent to the jurisdiction of such courts for such purposes. The parties hereto waive any claim to a change of venue because of the doctrine of forum non conveniens or otherwise.

     15. Counterparts. This Employment Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

     16. Headings. All headings in this Employment Agreement are for purposes of reference only and shall not be construed to limit or affect the substance of this Employment Agreement.

     If you accept and agree to the foregoing, please sign and return a counterpart of this letter to the Company at the above address, whereupon this letter will become a binding Employment Agreement between you and the Company as of the Closing Date.

                                       Very truly yours,

                                       UNIVERSAL HOSPITAL SERVICES, INC.


                                       By:
                                          --------------------------------
                                          David E. Dovenberg
                                          President and Chief Executive Officer

Accepted and agreed to:


----------------------------------

                                                                         ANNEX A

                       UNIVERSAL HOSPITAL SERVICES, INC.
                        INCENTIVE STOCK OPTION AGREEMENT


     THIS AGREEMENT, made as of this ________ day of August, 1998, by and between Universal Hospital Services, Inc., a Minnesota corporation (the "Company"), and John D. Lohrman ("Optionee").

     WHEREAS, in consideration of Optionee executing and delivering to the Company an Employment Agreement of even date herewith (the "Employment Agreement") and pursuant to the Universal Hospital Services, Inc. 1998 Stock Option Plan (the "Plan"), the Company wishes to grant this stock option to Optionee;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

     1. Definitions. For purposes of this Agreement, the following terms shall be defined as set forth below:

          (a) "Affiliate" shall mean any Person that directly or indirectly controls, is controlled by, or is under common control with, another Person.

          (b)  "Board" shall mean the Board of Directors of the Company.

          (c) "Cause" shall have the meaning set forth in the Employment Agreement.

          (d) "Change of Control" shall mean when any "person" (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934), other than the Company, J.W. Childs Equity Partners, L.P., any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, or any corporation owned, directly or indirectly, by the stockholders of the Company, in substantially the same proportions as their ownership of stock of the Company, acquires "beneficial ownership" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of securities representing more than 50% of the combined voting power of the Company (or, prior to a Public Offering, more than 50% of the Company's outstanding shares of Common Stock).

          (e) "Common Stock" shall mean shares of Common Stock, par value $.01 per share, of the Company.

          (f) "Company" shall mean Universal Hospital Services, Inc., a corporation organized under the laws of the State of Minnesota, or any successor corporation.

          (g) "Disability" has the meaning ascribed to it in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

          (h) "EBITDA" shall mean, as of any date for which it is to be determined, the consolidated earnings of the Company and its subsidiaries before interest, taxes, depreciation and amortization and after deduction of all operating expenses, all as calculated in accordance with generally accepted accounting principles consistently applied, as reflected in the Company's consolidated financial statements for the four most recent consecutive fiscal quarters of the Company ending at least 45 days prior to such date. Calculation of EBITDA shall specifically exclude expenses related to (i) any payments to J.W. Childs Associates; (ii) annual bank fees related to the Merger and related financing transactions; (iii) Bazooka bed asset impairment write-downs; and (iv) all severance payment incurred, accrued or paid prior to the first anniversary of the closing of the Merger. In addition, calculation of EBITDA shall specifically include pro forma adjustments made to the compensation of certain members of the Company's senior management.

          (i) "Employment Agreement" shall mean that Employment Agreement dated August ___, 1998 between Optionee and the Company.

          (j) "Good Reason" shall have the meaning set forth in the Employment Agreement.

          (k) "Merger" shall mean the transactions contemplated by that certain Agreement and Plan of Merger, dated November 25, 1997, by and among UHS Acquisition Corp., a Minnesota corporation ("Merger Sub"), J.W. Childs Equity Partners, L.P. and the Company, providing for, among other things, the merger of Merger Sub with and into the Company, with the Company being the surviving corporation in the Merger.

          (l) "Person" has the meaning ascribed to it in Section 13(d)(3) or Rule 14(d)(2) of the Securities Exchange Act of 1934.

          (m) "Plan" shall mean the Universal Hospital Services, Inc. 1998 Stock Option Plan, as amended from time to time.

          (n) "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if, at the time of granting of an Option, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

     2. Grant of Option. The Company hereby grants to Optionee the right and option (the "Option") to purchase all or any part of an aggregate of 16,000 shares (the "Option Shares") of the Common Stock of the Company at the price of $2.79 per Option Share (the "Exercise Price") on the terms and conditions set forth herein. It is understood and agreed that the Exercise Price is equal to 100% of the fair market value of each such Option Share on the date of this Agreement.

The Option is intended to be entitled to treatment as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     3. Vesting of Option. The Option shall vest in accordance with subparagraphs (a) through (d) of this Section 3, based on the Company's achievement of the annual EBITDA Targets established by the Board of Directors (as such EBITDA Targets may be adjusted by the Board of Directors of the Company from time to time with respect to all such similarly situated employees in the same manner, in good faith, to reflect any acquisitions, dispositions and material changes to capital spending (the "EBITDA Targets")):

          (a) Options to acquire between 0% and 25% of the total number of shares of Option Shares shall vest on April 1 of each year, beginning with April 1, 2000, provided that the Company meets or exceeds 90% of the EBITDA Target for the fiscal year preceding such April 1, on a linear basis with the percentage of achievement of such EBITDA Target (such that, if, for example, the Company achieves 95% of the EBITDA Target, 12.5% of the total number of Option Shares would vest).

          (b) Options to acquire 25% of the total number of Option Shares shall vest on April 1 of each year, beginning with April 1, 2000, provided that the Company meets or exceeds the EBITDA Target for the fiscal year preceding such April 1. No more than 25% of the total number of Option Shares shall vest in any fiscal year, except as noted in paragraph c. or d. below, or Section 5 below.

          (c) Irrespective of the foregoing, if following the end of the fiscal year ended December 31, 2002 the Company: (i) on a cumulative basis meets the cumulative EBITDA Target for the four year period preceding such fiscal year end; and (ii) meets or exceeds the annual EBITDA Target for such fiscal year, additional Options shall then vest such that the total number of Option Shares for which the Option shall be vested shall equal to 100%.

          (d) Notwithstanding the foregoing, this Option shall vest with respect to 100% of the total number of Option Shares, eight years following the date of grant, provided that the Initial Optionee has been continuously employed by the Company or any Subsidiary through such date.

     4.  Manner of Exercise.

          (a) The Option can be exercised only by Optionee or other proper party by delivering within the option period written notice to the Company at its principal office. The notice shall state the number of shares as to which the option is being exercised and be accompanied by payment in full of the option price for all shares designated in the notice.

          (b) Optionee may pay the option price in cash, by check (bank check, certified check or personal check), by money order or with the approval of the Company (i) by delivering to the Company for cancellation shares of Common Stock of the Company with a fair market value as of the date of exercise equal to the option price of the portion thereof being paid by tendering such shares, or (ii) by delivering to the Company a combination of cash and shares of Common Stock of the Company with an aggregate fair market value and a principal amount equal to the option price. For these purposes, the fair market value of the Company's shares of Common Stock as of any date shall be determined pursuant to the Plan.

          (c) Until such time as the occurrence of a Public Offering, as such term is defined in that Universal Hospital Services, Inc. Stockholders' Agreement dated as of February 25, 1998 (the "Stockholders' Agreement"), upon exercise of the Option, the Company shall not issue any Option Shares until Optionee signs and assents to the Stockholders' Agreement, unless at such time Optionee is already a party to the Stockholders' Agreement.

     5. Change of Control. In the event of a Change of Control, the unvested Option Shares shall vest in a proportion equal to the ratio of Option Shares that have actually vested at such time to the total number of Option Shares that would have vested had the Company achieved the EBITDA Target for all periods prior to the Change of Control.

     6. Expiration. The Option shall expire, unless earlier exercised or terminated, ten years from the date of grant.

     7.  Effect of Termination of Relationship with the Company.

          (a) In the case of termination of Optionee's employment for Cause or resignation without Good Reason, the Option shall terminate at the time of termination of employment.

          (b) In the case of termination of Optionee's employment without Cause or the Optionee's resignation for Good Reason, the portion of the Option that has vested at the time of termination or resignation shall terminate three months after the date of employment termination or resignation, and the portion of the Option that has not vested shall terminate immediately.

          (c) If the Optionee's employment is terminated due to death or Disability, the portion of the Option that has vested at the time of termination or resignation shall terminate six months after the date of employment termination or death and may be exercised during such period by the Optionee or his or her legal representative or estate, as the case may be, and the portion of the Option that has not vested shall terminate immediately.

     8.  Miscellaneous.

          (a) The Option is issued pursuant to the Plan and is subject to its terms. The Company hereby agrees that the Plan shall be available for inspection during business hours at the principal office of the Company.

          (b) Prior to execution of this Agreement and in consideration of the covenants made herein by the Company, Optionee shall have executed and delivered to the Company the Employment Agreement.

          (c) This Agreement shall not confer upon Optionee any right with respect to continuance of employment by the Company or any of its subsidiaries, nor will it interfere in any way with the right of the Company to terminate such employment at any time. Optionee shall have none of the rights of a shareholder with respect to shares subject to the Option until such shares shall have been issued to Optionee upon exercise of the Option.

          (d) The exercise of all or any parts of the Option shall only be effective at such time that the sale of shares of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws.

          (e) The Option may not be transferred, except by will or the laws of descent and distribution to the extent provided in subsection 7(c) hereto, and during Optionee's lifetime the Option is exercisable only by Optionee.

          (f) If there shall be any change in the shares of Common Stock of the Company through merger, consolidation, reorganization, recapitalization, dividend in the form of stock (of whatever amount), stock split or other change in the corporate structure of the Company, and all or any portion of the Option shall then be unexercised and not yet expired, then appropriate adjustments in the outstanding Option shall be made by the Company, in order to prevent dilution or enlargement of option rights. Such adjustments shall include, where appropriate, changes in the number of Option Shares and the Exercise Price.

          (g) If Optionee shall dispose of any of the Option Shares acquired by Optionee pursuant to the exercise of the Option within two years from the date the Option was granted or within one year after the transfer of any such shares to Optionee upon exercise of the Option, then, in order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it under the circumstances, Optionee shall promptly notify the Company of the dates of acquisition and disposition of such shares, the number of shares so disposed of, and the consideration, if any, received for such shares. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure (i) notice to the Company of any disposition of the Option Shares within the time periods described above and (ii) that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from Optionee.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

                                               UNIVERSAL HOSPITAL SERVICES, INC.

                                       By:
                                          --------------------------------

                                       Its:
                                           -------------------------------


----------------------------------
    Optionee